Exhibit 10.1

Execution Version

TERM LOAN AGREEMENT

DATED AS OF DECEMBER 29, 2017

BETWEEN

CINEDIGM CORP.,

AS Borrower,

and

Bison Entertainment and Media Group,

AS LENDER

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(CONTINUED)

(CONTINUED)

(CONTINUED)

(CONTINUED)

SCHEDULES I-II

EXHIBITS

Exhibit A	–	Form of Assignment
Exhibit B	–	Form of Promissory Note
Exhibit C	–	Form of Warrant

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (this “Agreement”) dated as of December 29, 2017, (the “Execution Date”), is entered into between CINEDIGM CORP., a Delaware corporation (the “Borrower”) and Bison Entertainment and Media Group, a Cayman Islands company (together with its permitted successors and assigns, the “Lender”).

WHEREAS, the Borrower has requested that the Lender extend a term loan on the Closing Date, in an aggregate principal amount of $10,000,000;

WHEREAS, the Lender has indicated its willingness to make such term loan on the terms and subject to the conditions set forth in this Agreement.

In recognition of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1        Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph.

“Anti-Money Laundering Laws” means any Requirements of Law related to money laundering, including (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), and its implementing regulations (collectively, the “Bank Secrecy Act”).

“Anti-Terrorism Laws” means any Requirements of Law related to terrorism financing and economic sanctions, including the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §1701 et seq.) and Executive Order 13224 (effective September 24, 2001), and their implementing regulations.

“Approved Fund” means, with respect to the Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) the Lender, (ii) any Affiliate of the Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages the Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any prospective assignee thereof, in substantially the form of Exhibit A.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which the Borrower incurs or otherwise has any obligation or liability, contingent or otherwise.

“Board” means the board of directors of the Borrower.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower’s Accountants” means EisnerAmper LLP or any independent registered certified public accountants reasonably acceptable to Lender.

“Budget” means, with respect to any period, an annual operating budget showing quarterly detail for the Borrower, including an income statement, balance sheet and statement of cash flows (as well as additional revenue details that are provided on a monthly basis to the Board), including all line item categories, line items and cumulative amounts (with a detailed breakout of Consolidated Capital Expenditures), details and a statement of underlying assumptions and estimates.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any synthetic lease of any Person, the amount of all obligations of such Person that is (or that would be required to be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

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“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by any commercial bank that is, in each case, rated investment grade by both S&P and Moody’s, (e) interests in any money market fund registered under the Investment Company Act of 1940 that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States, and (f) other cash equivalents determined by the Lender to have a risk equivalent to items rated at least “A-1” by S&P or “P-1” by Moody’s and otherwise acceptable from time to time to the Lender; provided, however, that the maturities of all obligations specified in any of clauses (a) through (d) above shall not exceed 365 days.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means any event or circumstance, for whatever reason, whereby (a) any Person or group of Persons acting in concert acquires control of the Borrower (whether directly or indirectly); or (b) the majority of the seats (other than vacant seats) on the Board cease to be occupied by Persons who were members of the Board as of the date hereof or whose election or nomination for election was previously approved by a majority of such directors. For the purpose of this definition, “control” of a Person means: (x) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date herof) of Stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Stock in the Borrower; (y) the power to appoint or remove all or a majority of the members of the board of directors of such Person or (z) otherwise directly or indirectly to direct or have the power to direct the affairs and policies of such Person.

“Closing Date” has the meaning specified in Section 2.2(a).

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Stock” means the shares of Class A common stock, par value $0.001 per share, of the Borrower.

“Consolidated” means, with respect to any Person, the financial results of such Person and its Subsidiaries consolidated in accordance with GAAP.

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“Consolidated Capital Expenditures” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the sum of the aggregate of all expenditures (including that principal portion of Capital Leases that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and excluding normal replacements and maintenance that are properly charged to current operations) during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the Consolidated statement of cash flows of the Borrower and its Subsidiaries. For purposes of this definition, (a) the purchase price of equipment that is purchased (i) within thirty (30) days of the trade-in of existing equipment, (ii) with the Net Cash Proceeds of any asset disposition or casualty, condemnation or taking or any insurance or the net proceeds of any indemnity payments received from any third party (to the extent permitted hereunder), (iii) with the proceeds of the issuance of Stock or any equity capital contribution (to the extent permitted under Section 5.4 or (iv) with the proceeds of the issuance of Indebtedness permitted under and Section 5.1 shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time, the amount of such net proceeds, the amount funded with the proceeds of such equity issuance or equity capital contribution or the amount funded with the proceeds of such issuance of Indebtedness, as the case may be, and (b) Permitted Investments permitted under Section 5.3 shall be excluded from Consolidated Capital Expenditures.

“Consolidated Cash Interest Expense” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the Consolidated Net Interest Expense for such period less the sum of, in each case to the extent included in the definition of Consolidated Net Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in issuances of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest expense.

“Consolidated Current Assets” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date of determination, all amounts (other than cash, Cash Equivalents and any Indebtedness owing to them by Affiliates) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet at such date.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet at such date, but excluding the principal amount of the Loan then outstanding, to the extent otherwise included therein.

“Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period (other than in respect of a Discontinued Operation), (a) the net income before Taxes for the four Fiscal Quarters most recently ended plus (b) the sum of, in each case to the extent included in the calculation of such net income before Taxes but without duplication, (i) Consolidated Cash Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (ii) any loss from extraordinary items, and (iii) any depreciation, depletion and amortization expense, and (iv) pre-releasing costs incurred for Owned Library Content, minus (c) the sum of, in each case to the extent included in the calculation of such net income before Taxes, any interest income.

“Consolidated Net Interest Expense” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, (a) Consolidated total interest expense (including that attributable to Capital Lease Obligations) for such period and including, in any event, all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable during such period minus (b) Consolidated interest income for such period.

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“Consolidated Total Debt” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date of determination, all Indebtedness of a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof (including the Mezzanine Financing and, without duplication, all Guaranty Obligations with respect to any such Indebtedness, but excluding: (x) obligations consisting of undrawn letter of credit backing liabilities already reflected on the balance sheet or backing obligations that would be considered an expense item when calculating Consolidated EBITDA, (y) up to $2,000,000 of Consolidated Working Capital adjustments paid through the collection of the Holdback Accounts Receivables (as defined in the First Lien Credit Agreement) and (z) any payment to Shout Factory set forth on Schedule I.

“Consolidated Working Capital” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or articles or certificate of organization or formation of such Person, (b) the bylaws, operating agreement, partnership agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers, managers, managing members or partners of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Corrupt Practices Laws” means FCPA, the U.K. Bribery Act 2010 or any other applicable laws, regulations or conventions to which the Company or any of its Subsidiaries is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment, and gratuities, involving or to any Governmental Authority or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Current Financial Statements” means (a) the audited Consolidated and consolidating balance sheet of the Borrower for the Fiscal Year ending March 31, 2017 and related Consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year and (b) the Consolidated and consolidating unaudited balance sheet of the Borrower for the Fiscal Quarter ending September 30, 2017 and related Consolidated and consolidating statements of income and cash flow for each such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of each such Fiscal Quarter.

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“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a)          Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above, for amounts that are not yet overdue or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in accordance with GAAP;

(b)          pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

(c)          judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting a Default under Section 6.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(d)          Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 5.2 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially impair the value or marketability of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e)          Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and

(f)          the title and interest of a lessor or sublessor in and to personal property permitted to be leased or subleased under this Agreement (other than through a Capital Lease), in each case extending only to such personal property.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Default Rate” has the meaning specified in Section 2.8(c).

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“Disclosure Documents” means, all documents filed by the Borrower with the United States Securities and Exchange Commission.

“Discontinued Operation” means any Subsidiary of the Borrower that is irrevocably designated by the Board as discontinued or for Sale, or designated as such on the Borrower’s Financial Statements in accordance with Section 4.1(a), Section 4.1(b) or Section 4.1(c).

“Disqualified Stock” means any Stock that by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Stock which is not otherwise Disqualified Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Stock which is not otherwise Disqualified Stock), in whole or in part, (c) provides for the scheduled payments or dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Maturity Date.

“Dollars” and the sign “$” each mean the lawful money of the United States.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“Embargoed Person” means any party that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), is a “designated national” pursuant to OFAC's Cuban Assets Control Regulations (31 C.F.R. 515.305), or resides, is organized or chartered, or has a place of business in a country or territory that is prohibited pursuant to the OFAC sanctions programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirements of Law.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources or hazardous material, transportation, reuse, recycling, potential resale or disposal of digital systems, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), Basel Convention on the control of Transboundary Movements of Hazardous Wastes and their Disposal (BASEL), the Waste Electrical and Electronic Equipment (WEEE), Directive 2002/96/EC of the European Parliament and the Council of 27 January 2003, and any other similar federal, state or local laws relating to the foregoing, all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes.

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“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies), contingent or otherwise, imposed on, incurred by or asserted against the Borrower as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and (a) arising out of the use, transportation, sale, recycling or disposal of any property of the Borrower or (b) resulting from the ownership, lease, sublease or other operation or occupation of property by the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, the Borrower, and any Person under common control, or treated as a single employer, with the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043 of ERISA (other than those events with respect to which the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder or (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for a distress or involuntary termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the Securities and Exchange Act of 1934.

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“Excluded Taxes” means with respect to any Indemnitee, (a) Taxes imposed on or measured by net income or profits (including branch profits Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case imposed on any Indemnitee as a result of a present or former connection between such Indemnitee and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Indemnitee having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office; or (c) Taxes that are directly attributable to the failure by any Indemnitee to deliver the documentation required to be delivered pursuant to Section 2.10(e) or (f) if this Agreement (as it may be modified) is not treated as a Grandfathered Obligation, any U.S. federal withholding Taxes imposed under FATCA, if this Agreement (as it may be modified) is not treated as a Grandfathered Obligation, any U.S. federal withholding Taxes imposed under FATCA.

“Execution Date” has the meaning specified in the introductory paragraph.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Financial Statement” means the Current Financial Statements and each financial statement delivered pursuant to Sections 4.1(a), (b) or (c).

“First Lien Administrative Agent” means Société Générale or any Person that succeeds Société Générale or acts as administrative agent under the First Lien Loan Documents.

“First Lien Agents” means the First Lien Administrative Agent and the First Lien Collateral Agent.

“First Lien Collateral Agent” means CIT Bank N.A. (f/k/a OneWest Bank, FSB) or any Person that succeeds CIT Bank N.A. or acts as collateral agent under the First Lien Loan Documents.

“First Lien Credit Agreement” means that certain Second Amended and Restated Credit Agreement (as amended and/or supplemented from time to time), dated as of April 29, 2015, as amended from time to time, by and among the First Lien Lenders, the First Lien Agents and the Borrower, or any loan, credit or similar agreement that constitutes a Permitted Refinancing of such Second Amended and Restated Credit Agreement.

“First Lien Loan Documents” means (i) the First Lien Credit Agreement and related agreements, and (ii) the equivalent documents under any Permitted Refinancing of the First Lien Credit Agreement.

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“Fiscal Quarter” means each three-month fiscal period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means each twelve month period ending on March 31.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Person.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other Person as may be in general use by significant segments of the accounting profession in the United States that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the audited Current Financial Statements referred to in clause (a) of the definition of Current Financial Statements.

“Government Official” means (w) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (x) any political party or party official or candidate for political office, (y) a Politically Exposed Person as defined by the Financial Action Task Force or any (z) company, business, enterprise or other entity controlled by any person described in the foregoing clause (w), (x), or (y) of this definition

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grandfathered Obligation” has the meaning provided to it under Treasury Regulations Section 1.1471-2(b)(2)(i)(A)(1).

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“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation or (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include endorsements for collection or deposit in the ordinary course of business or product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hazardous Material” means (a) any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances or (b) electronic waste and parts or materials destined for recycling or disposal but not for direct reuse that consists of lead or beryllium containing circuit boards, cathode ray tubes (CRTs), CRT glass (processed and unprocessed), as well as computers, monitors, peripherals and other electronics containing such circuit boards and/or CRTs.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to (i) letters of credit (whether drawn or undrawn), bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, or (h) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

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“Indemnified Matters” has the meaning specified in Section 8.4.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning specified in Section 8.4.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Payment Date” means the last day of each calendar quarter of each year.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) the ownership, purchase or other acquisition, in each case whether beneficially or otherwise, of any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) the purchase or other acquisition, whether in one transaction or in a series of transactions, of all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand and prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold. The outstanding amount of any Investment shall be calculated as the excess of (x) the initial cost of such Investment plus the cost of all additions thereto (without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment) over (y) the sum of (A) any amount paid, repaid, returned, distributed or otherwise received in cash or Cash Equivalents from such Investment and (B) all liabilities of the investing Person constituting all or a portion of the initial cost of such Investment expressly transferred prior to such time in connection with the Sale of such Investment, but only to the extent that the investing Person is fully released from such liability by such transfer.

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“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States.

“Lender” has the meaning specified in the preamble.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever with respect to any asset, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means the loan made by Lender to the Borrower under this Agreement.

“Loan Documents” means, collectively, this Agreement, the Note, the Warrant and, when executed, each document executed by the Borrower (including any certificate or instrument delivered by or on behalf of the Borrower in connection with or pursuant to any Loan Document) and delivered to the Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Material Adverse Effect” means an effect that results in or causes a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Borrower, and its Subsidiaries, taken, as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Lender under any Loan Document.

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“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000 in the aggregate.

“Material Subsidiary” means Con TV, LLC, ADM Cinema Corporation (d/b/a the Pavilion Theatre); Vistachiara Productions Inc. (d/b/a The Bigger Picture); Vistachiara Entertainment, Inc.; Cinedigm Entertainment Corp.; Cinedigm Entertainment Holdings, LLC; Cinedigm Home Entertainment, LLC; Docurama, LLC; Dove Family Channel, LLC; Cinedigm OTT Holdings, LLC; and Cinedigm Productions, LLC.

“Maturity Date” means June 28, 2021.

“Mezzanine Financing” means unsecured Indebtedness of the Borrower pursuant to the Subordinated Notes, dated October 21, 2013, by and among the Borrower and certain lenders party thereto, in an aggregate principal amount of up to $5,000,000.

“Mezzanine Financing Documents” means, collectively, each document (including any certificate or instrument delivered in connection with or pursuant to any Mezzanine Financing Document) in connection with or pursuant to the Mezzanine Financing, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from any Sale of property net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to the Borrower or a Subsidiary of the Borrower) secured by such property; provided, however, that any such proceeds received by any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Non-U.S. Lender Party” means each of the Lender and each participant, in each case that is not a Domestic Person.

“Note” means, a promissory note issued to the Lender by the Borrower on the Closing Date in the form of Exhibit B attached hereto.

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“Obligations” means (a) all amounts, obligations, liabilities, covenants and duties of every type and description owing by the Borrower to the Lender, any Indemnitee, or any other Indemnitee, in each case arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) the Loan, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to the Borrower under any Loan Document.

“OLC Agreement” means an agreement entered into by a the Borrower or a Subsidiary of the Borrower providing for the rights to release Owned Library Content for a time-period greater than or equal to ten years in the United States or the United States and other international jurisdictions.

“Other Taxes” has the meaning specified in Section 2.10(b).

“Owned Library Content” means theatrical feature films, television productions and other traditional or non-traditional video content, owned by a Material Subsidiary (other than a Foreign Subsidiary) and either (a) exploited by such Material Subsidiary in various manners, including one or more of theatrical distribution, DVDs, Blu-Ray, internet or digital distribution, pay-television, cable television and broadcast television or otherwise or (b) licensed by the applicable Material Subsidiary to a third party pursuant to OLC Agreements.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Indebtedness” means any Indebtedness that is permitted by Section 5.1.

“Permitted Investment” means any Investment that is permitted by Section 5.3.

“Permitted Lien” means any Lien on or with respect to the property of the Borrower or any of its Subsidiaries that is permitted by Section 5.2.

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“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Borrower, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension and further, provided, that consent of the Lender with respect to any refinancing or extension of the First Lien Loan Credit Agreement shall not be unreasonably withheld, conditioned or delayed.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale, to acquire (or make Consolidated Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Investment).

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, successors and assigns and any other entity or Governmental Authority.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required under applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder.

“Restricted Payment” means (a) any dividend, return of capital or any other payment or Sale of property for materially less than fair market value, whether direct or indirect (including the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“S&P” means Standard and Poors Global Ratings Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“SEC Filings” means all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for and since the fiscal year ended March 31, 2016 (including the exhibits thereto and documents incorporated by reference therein).

“Second Lien Loan Agreement” means the Second Lien Loan Agreement dated as of July 14, 2016 by and among the Borrower and Cortland Capital Market Services LLC, as administrative agent for the Lenders thereunder and collateral agent for the Secured Parties thereunder.

“Second Lien Loan Documents” means (i) the Second Lien Loan Agreement and related agreements, and (ii) the equivalent documents under any Permitted Refinancing of the Second Lien Loan Agreement.

“Securities Act” means the U.S. Securities Act of 1933.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

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“Sell” means, with respect to any property of any Person, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any other Person to acquire any such interest, including, in each case, through an operating lease, Capital Lease, Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means any Event of Default pursuant to Section 6.1(a), (e) or (g) hereof.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not currently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Tax Affiliate” means the Borrower and any Subsidiary or Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 3.8.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transfer Agent” means the Borrower’s transfer agent with respect to the Common Stock.

“United States” means the United States of America.

“U.S. Lender Party” means the Lender, if it is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Warrant” means the Common Stock Purchase Warrant issued by the Borrower to Lender dated as of the Closing Date pursuant to which the Lender may subscribe for and purchase from the Borrower shares of the Common Stock upon the terms and conditions and subject to the limitations therein in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)          the sum of the products each obtained by computing the (i) the amount of each then remaining installment, sinking fund, serial maturity for other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth (1/12th)) that will elapse between such date and the making of such payment, by

(b)          the then outstanding principal amount of such Indebtedness.

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“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

Section 1.2       Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V unless the Lender agrees to modify such provisions to reflect such change in GAAP and, unless such provisions are modified, all Financial Statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

Section 1.3       Payments. The Lender may set up commercially reasonable standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by the Borrower. Any such determination or redetermination by the Lender shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by the Lender or the Borrower and no other currency conversion shall change or release any obligation of the Lender or the Borrower under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Lender may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine commercially reasonable de minimis payment thresholds.

Section 1.4       Interpretation. (a) Certain Terms. Except as otherwise expressly set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole. The term “documents” when used in any Loan Document means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” when used in any Loan Document means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings. The terms “payment in full” or “paid in full” or “satisfied”, in each case, as used with respect to any Obligation means the receipt of immediately available funds equal to the full amount of such Obligation.

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(b)          Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of the Lender required therefor is not obtained, any amendment, restatement, amendment and restatement, supplement or other modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative, (C) any reference herein to any Person shall be construed to include such Person’s successors and assigns and in the case of a specified Governmental Authority, any entity assuming the functions of such Governmental Authority and (D) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

(c)          Documents to be Satisfactory. All documents (including certificates, charts, reports, appraisals, legal opinions, budgets and projections, but excluding only Financial Statements and documents expressly exempted herein from this clause (c)) required by the terms of any Loan Document to be delivered to the Lender by the Borrower shall be prepared and submitted in good faith and shall be in form and substance reasonably satisfactory to the Lender.

ARTICLE II
THE LOAN

Section 2.1       Loan and Warrant.

(a)          Loan and Warrant. Subject to the terms and conditions herein, on the Closing Date, the Lender agrees to make a loan to the Borrower in the principal amount of US $10,000,000.00 (the “Loan”), net of any fees and expenses owed by the Borrower in connection with the Loan Documents and the transactions contemplated thereby. The Borrower agrees to issue to the Lender, in connection with the making of the Loan, the Warrant.

(b)          Note. The Loan shall be evidenced by a Note.

Section 2.2     Closing.

(a)        Closing. The date and time of the closing of the transactions contemplated by this Agreement (the “Closing Date”) shall be 10:00 a.m. (New York time) on December 29, 2017, subject to the satisfaction (or waiver by the Lender) of the conditions to the closing set forth in Sections 2.3 below (or such later date as is mutually agreed to by the Lender and the Borrower). The closing shall occur on the Closing Date at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178.

Section 2.3       Conditions Precedent to Closing.

(a)          Lender Closing Conditions. The obligation of the Lender to make the Loan at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion by providing the Borrower with prior written notice of such waiver:

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(1)         The Lender shall have received this Agreement, duly executed and delivered by the Borrower and the Lender.

(2)         The Lender shall have received the Warrant, duly executed and delivered by the Borrower.

(3)         The Lender shall have received the Note evidencing the Loan, dated as of the Closing Date, duly executed and delivered by the Borrower.

(4)         The Lender shall have received a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Borrower certifying that as of the Closing Date: (A) the representations and warranties of the Borrower set forth in each Loan Document are true and correct on and as of such date, (B) no Default has occurred and is continuing, and no Default would occur after giving effect to the transactions contemplated, under the Loan Documents, and (C) since March 31, 2017, there has been no Material Adverse Effect.

(5)         The Lender shall have received a copy of the Constituent Documents of the Borrower that are certified as of a recent date by a Governmental Authority in the Borrower’s jurisdiction of organization, together with, if applicable, certificate attesting to the good standing of the Borrower in its jurisdiction of organization.

(6)         The Lender shall have received a certificate of the secretary or other officer of the Borrower in charge of maintaining books and records of the Borrower certifying as to (A) the names and signatures of each officer of the Borrower authorized to execute and deliver any Loan Document, (B) the Constituent Documents of Borrower attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification and (C) the resolutions of the Borrower’s board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which the Borrower is a party.

(7)         The Borrower shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in this Agreement and the other Loan Documents.

(8)         All representations and warranties of the Borrower set forth in any Loan Document shall be true and correct as of such date.

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(9)         The Lender shall have received such additional documents and information as the Lender shall have reasonably requested.

(a)          Borrower Closing Conditions. The obligation of the Borrower to issue the Note and the Warrant on the Closing Date is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Borrower’s sole benefit and may be waived by the Borrower at any time in its sole discretion by providing the Lender with prior written notice of such waiver:

(1)         The Borrower shall have received each of the Loan Documents to which the Lender is a party, duly executed and delivered by the Lender.

(2)         The Lender shall have delivered to the Borrower the amount of the Loan, net of any reasonable fees and expenses incurred by the Borrower in connection with the transactions contemplated by the Loan Documents, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Borrower.

(3)         The representations and warranties of the Lender in the Loan Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

Section 2.4     Repayment of Obligations. The Borrower promises to pay to the Lender the full outstanding principal amount of the Loan on the Maturity Date.

Section 2.5     Voluntary Prepayments. The Borrower may prepay to the Lender the outstanding principal amount of the Loan in whole or in part at any time without premium or penalty. Any prepayments under this Section 2.5 shall be accompanied by accrued and unpaid interest on the amount prepaid.

Section 2.6     Mandatory Prepayments. In the event that a Change of Control occurs, not later than the Business Day next following such Change of Control, the Borrower shall immediately prepay all Obligations as set forth in Section 2.7 below.

Section 2.7        Interest.

(a)          Rate. Subject to Section 2.7(c), the Loan shall bear interest on the unpaid principal amount thereof from the applicable Closing Date of such Loan until paid in full at a rate per annum of five percent 5%.

(b)          Payments. On each Interest Payment Date, all interest accrued on the unpaid principal amount of the Loan shall be payable in arrears in cash.

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(c)        Default Interest. Upon the occurrence and during the continuation of any Specified Event of Default, or upon request from the Lender after the occurrence of any other Event of Default, for as long as such Event of Default shall be continuing, the Borrower shall pay interest in cash on the aggregate, outstanding principal amount of all Obligations hereunder at a per annum rate equal to seven percent (7%) (the “Default Rate”), payable on demand.

Section 2.8       Application of Payments. (a) Subject to the provisions of clause (b) below, any prepayments made by the Borrower to the Lender pursuant to Section 2.5 shall be applied (A) first, to the ratable payment of the outstanding principal amount of the Loan and (B) second, to the ratable payment of all other Obligations.

(b)          Application of Payments During an Event of Default. The Borrower hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and agrees that, notwithstanding the provisions of clause (a) above, the Lender may, and, upon the acceleration of any Obligations pursuant to Section 6.2, shall, apply all proceeds (A) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lender, (B) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lender, (C) third, to pay interest then due and payable hereunder, (D) fourth, to the ratable payment of the outstanding principal amounts of the Loan, and (E) fifth, to the ratable payment of all other Obligations

(c)        Application of Payments Generally. Any priority level set forth in this Section 2.8 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.9      Payments and Computations. (a) Procedure. Unless otherwise specified under the other Loan Documents, the Borrower shall make each payment due under any Loan Document (including fees) not later than 12:00 noon (New York time) on the day when due to the Lender by wire transfer to such account or by such other means to such other address as the Lender (in each case, maintained by the Lender in the US) shall have notified the Borrower in writing within a reasonable time prior to such payment in immediately available Dollars and without setoff or counterclaim. Payments received by the Lender after 12:00 noon (New York time) may be deemed to be received on the next Business Day.

(b)          Computations of Interest. All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination of an interest rate hereunder shall be made by the Lender and shall be conclusive, binding and final for all purposes, absent manifest error.

(c)        Payment Dates. Unless otherwise specified herein, whenever any payment due hereunder shall be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

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Section 2.10         Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.10, each payment by any the Borrower under any Loan Document shall be made free and clear of Taxes except as required by a Requirement of Law. If any Requirement of Law requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Indemnitee receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)              Other Taxes. In addition, the Borrower agrees to pay any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower pursuant to this Section 2.10, the Borrower shall furnish to the Lender, at its address referred to on Schedule II, the original or a certified copy of a receipt evidencing or other evidence reasonably satisfactory to the Lender of payment thereof.

(c)              Indemnification. The Borrower shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor, each Indemnitee for all Indemnified Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Indemnitee and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. A certificate of the Indemnitee claiming any compensation under this clause (c), setting forth the amounts to be paid thereunder and delivered to the Borrower, shall be conclusive, binding and final for all purposes, absent manifest error.

(d)              Mitigation. To the extent Lender claims any additional amounts payable pursuant to this Section 2.10, Lender shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of Lender, be otherwise materially disadvantageous to Lender or impose any costs (which the Borrower has declined to reimburse) on Lender.

(e)              Tax Forms. (i) Any Non-U.S. Lender Party shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (e) and (z) from time to time if requested by the Borrower (or, in the case of a participant, by the Lender), provide the Borrower (or, in the case of a participant, the Lender) with two (2) completed originals of each of the following, as applicable:

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(A) Forms W-8ECI (claiming complete exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E, as applicable (claiming complete or partial exemption from U.S. withholding tax under an income tax treaty) or any successor forms; (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN or W-8BEN-E, as applicable (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; (C) to the extent a Non-U.S. Lender Party is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender Party is a partnership and one or more direct or indirect partners of such Non-U.S. Lender Party are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a U.S. certificate on behalf of each such direct and indirect partner, or (D) to the extent the Non-U.S. Lender Party is legally entitled to do so, any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Each Non-U.S. Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Lender in writing of its legal inability to do so.

(ii)         Any U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (e) and (D) from time to time if requested by the Borrower or the Lender (or, in the case of a participant, the Lender), provide the Lender and the Borrower (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)        If this Agreement (as it may be modified) is not treated as a Grandfathered Obligation and if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower and the Lender at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Lender such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Lender as may be necessary for the Borrower and the Lender to comply with their obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(f)               Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of additional amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)              Each party’s obligations under this Section 2.10 shall survive any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge of all Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender each of the following as of the date hereof and the Closing Date:

Section 3.1           Corporate Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect (except in respect of Anti-Money Laundering Laws and Corrupt Practices Law, in which case the relevant party shall be compliance in all respects) and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of its business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

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Section 3.2           Power and Authority; No Conflicts; Due Execution, Delivery and Enforceability. (a) Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Loan Documents and the consummation of the transactions contemplated therein (i) are within the Borrower’s corporate powers and, at the time of execution thereof, shall have been duly authorized by all necessary corporate or similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene the Borrower’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of the Borrower or any of its Subsidiaries (including other Loan Documents), other than those in the case of clause (B) and clause (C) that (1) would not, in the aggregate, have a Material Adverse Effect and (2) are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than in favor of the Lender) upon any property of the Borrower or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than those listed on Schedule 3.2 and that have been obtained or made, copies of which have been delivered to the Lender, and each of which is in full force and effect.

(b)              Due Execution, Delivery and Enforceability. From and after its delivery to the Lender, each Loan Document (i) has been duly executed and delivered to the Lender by Borrower and (ii) is the legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

Section 3.3           Ownership of Subsidiaries. Set forth on Schedule 3.3 is a complete and accurate list showing for each Subsidiary of the Borrower, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by such Persons free and clear of all Liens other than Permitted Liens. There are no Stock Equivalents with respect to the Stock of the Borrower or any Subsidiary of the Borrower, except as set forth on Schedule 3.3. Except as provided in the Constituent Documents delivered to the Lender on or prior to the Closing Date, there are no Contractual Obligations or other understandings to which the Borrower or any Subsidiary of the Borrower is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any the Borrower or any such Subsidiary.

Section 3.4           Financial Statements. (a) Subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, each of the Current Financial Statements fairly presents in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and its Subsidiaries, as at the date indicated and for the period indicated in accordance with GAAP.

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(b)              (i) Neither the Borrower nor any of its Consolidated Subsidiaries has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since the date of the Financial Statements referenced in clause (a) above, there has been no Sale of any material property of the Borrower and no purchase or other acquisition of any material property.

Section 3.5           Material Adverse Effect. Since March 31, 2017, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 3.6           Solvency. Both before and after giving effect to (a) the Loan made on the Closing Date, (b) the disbursement of the proceeds of such Loan and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is Solvent.

Section 3.7           Litigation. There are no pending (or, to the knowledge of the Borrower, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower with, by or before any Governmental Authority other than those that (a) cannot reasonably be expected to affect the Obligations, the Loan Documents or the transactions contemplated therein, and (b) would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8           Taxes. All federal and material state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date due except Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any Governmental Authority, except such audit, examination or claim as could not, if adversely determined, reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

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Section 3.9           Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of the Loan will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 3.10        No Burdensome Obligations; No Defaults. The Borrower is not a party to any Contractual Obligation, the Borrower does not have Constituent Documents containing obligations, and, to the knowledge of the Borrower, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect. The Borrower (and, to the knowledge of the Borrower, no other party thereto) is not in default under or with respect to any Contractual Obligation of the Borrower, which Contractual Obligation is material to the operation of the Borrower’s business and which default gives the applicable third party the right to terminate such Contractual Obligation.

Section 3.11         Investment Company Act. The Borrower is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

Section 3.12         Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of the Borrower, threatened) against or involving the Borrower, except, for those that would not, in the aggregate, have a Material Adverse Effect. There is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of the Borrower. No petition for certification or election of any such representative is existing or pending with respect to any employee of the Borrower. No such representative has sought certification or recognition with respect to any employee of the Borrower.

Section 3.13         ERISA. Schedule 3.13 sets forth a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of the Borrower, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which the Borrower or any of its Subsidiaries incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. No ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made. No ERISA Affiliate has incurred any liability under Title IV of ERISA that remains outstanding (other than PBGC premiums due but not delinquent).

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Section 3.14         Environmental Matters. Except as set forth on Schedule 3.14, (a) the operations of the Borrower and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) none of the Borrower or any of its Subsidiaries is a party to, and no real property currently (or to the knowledge of the Borrower previously) owned, leased, subleased, operated or otherwise occupied by the Borrower or any of its Subsidiaries is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of the Borrower, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) none of the Borrower or any of its Subsidiaries has caused or suffered to occur a Release of Hazardous Materials at, to or from any of its real property and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities, (e) none of the Borrower or any of its Subsidiaries (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or other Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) the Borrower has made available to the Lender copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in its possession, custody or control.

Section 3.15         Intellectual Property. The Borrower and each of its Subsidiaries owns or licenses all material Intellectual Property that is necessary for the operations of its business. To the knowledge of the Borrower, (a) the conduct and operation of the business of the Borrower and each of its Subsidiaries does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of the Borrower in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of the Borrower, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by the Borrower or any of its Subsidiaries, with respect to and (z) the Borrower does not know nor has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect.

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Section 3.16         Title; Real Property. (a) The Borrower and each of its Subsidiaries has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(b)              Set forth on Schedule 3.16 are (i) a complete and accurate list of all real property owned in fee simple by the Borrower and each of its Subsidiaries or in which the Borrower or any of its Subsidiaries owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof and (ii) any lease, sublease, license or sublicense of such real property by the Borrower or such Subsidiary.

Section 3.17         Full Disclosure. The written information prepared or furnished by or on behalf of (and with the consent or at the direction of) the Borrower in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading in any material respect; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein. All facts known to the Borrower and material to the financial condition, business, property or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lender.

Section 3.18         Agreements and Other Documents. The Borrower has provided to the Lender accurate and complete copies of all of the following agreements or documents to which it is subject and each of which is listed on Schedule 3.18: all material licenses and permits held by the Borrower or any of its Subsidiaries; instruments and documents evidencing any Indebtedness of the Borrower or any of its Subsidiaries and any Lien granted by the Borrower or any of its Subsidiaries with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of the Borrower or any of its Subsidiaries .

Section 3.19         Use of Proceeds. The proceeds of the Loan will be used by the Borrower (and, to the extent distributed by the Borrower, each Subsidiary of the Borrower) solely for working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

Section 3.20          Anti-Terrorism; Anti-Money Laundering; Corrupt Practices.

(a)               None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agent of the Borrower or any Subsidiary or Affiliate thereof (x) has violated or is in violation of Anti-Terrorism Laws or Anti-Money Laundering Laws or (y) has been convicted of, has been charged with, or is under investigation by, a Governmental Authority for violations of Anti-Terrorism Laws or Anti-Money Laundering Laws.

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(b)              The funds used by the Borrower to make payments under the Loan Documents to the Lender, will, to the knowledge of the Borrower after reasonable due diligence, not be derived from activities that violate Anti-Terrorism Laws or Anti-Money Laundering Laws. The borrowing of the Loan or the Borrower’s use of the proceeds thereof will not violate any Anti-Terrorism Laws or Anti-Money Laundering Laws.

(c)              None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agent of the Borrower or any Subsidiary or Affiliate thereof acting or benefiting in any capacity in connection with the Loan is an Embargoed Person or is subject to special measures because of money laundering concerns under Section 311 of the PATRIOT Act and its implementing regulations.

(d)              None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agent of Borrower or any Subsidiary or Affiliate thereof acting or benefiting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

(e)              Neither the Borrower nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the Borrower’s knowledge, any agent or representative of the Borrower or any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Borrower and its Subsidiaries have conducted their businesses in compliance with Corrupt Practices Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Corrupt Practices Law and with the representation and warranty contained herein.

Section 3.21         Accuracy. No representation or warranty by the Borrower in this Agreement and no documents or information provided to the Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains, contained or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

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ARTICLE IV
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Obligation remains outstanding, it will comply with the following:

Section 4.1           Reporting. The Borrower shall deliver to the Lender each of the following:

(a)              Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Quarter, a management report in form and substance acceptable to Lender, setting forth in reasonable detail, among other things (i) the Consolidated EBITDA, revenues and selling, general and administrative expense for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month; (ii) commencing with March 31, 2018, in comparative form the figures for (A) the corresponding period in the Budget and (B) commencing after the fourth Fiscal Quarter after the Closing Date, the corresponding period in the prior Fiscal Year; (iii) any significant variation from the corresponding period in the Budget; and (iv) the aggregate amount of cash on hand as of the end of such fiscal month.

(b)              Quarterly Reports. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Fiscal Year ended March 31, 2018 (and within seventy-five (75) days after December 31, 2017) and forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year thereafter, the Consolidated and consolidating unaudited balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter and related Consolidated and consolidating statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, and setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated and consolidating financial position, results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

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(c)              Annual Reports. Commencing with the Fiscal Year ended March 31, 2018, as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Borrower’s Accountants that (A) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (B) in the course of the regular audit of the businesses of the Borrower and its Subsidiaries, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Borrower’s Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article V has occurred and is continuing or, if in the opinion of the Borrower’s Accountants such a Default has occurred and is continuing, a statement as to the nature thereof (which certification with respect to clause (B) may be limited or omitted to the extent required by accounting rules or guidelines); and (ii) a supplemental consolidating balance sheet as of the end of such Fiscal Year and related consolidating statements of income, and cash flow for such Fiscal Year of the Borrower, together with a certification by a Responsible Officer of the Borrower that such consolidating Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated therein in accordance with GAAP.

(d)              Management Discussion and Analysis. A discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the quarterly portion of the Fiscal Year then elapsed.

(e)              Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by the Borrower from any independent registered certified public accountant (including the Borrower’s Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the certificate delivered in connection with such Financial Statements.

(f)               Insurance Certifications.

(i)          At each policy renewal, but not less than annually, a certification from each insurer or by an authorized representative of each insurer identifying the underwriters, the type of insurance, the limits, deductibles, and term thereof, which shall specifically list the provisions delineated in clause (a) of Section 4.13;

(ii)         Concurrently with the furnishing of all certificates referred to in clause (i) above, a statement from an independent insurance broker, reasonably acceptable to the Lender, stating that (A) all premiums then due have been paid and (B) in the opinion of such broker, the insurance then maintained by the Borrower is in accordance with clause (a) of Section 4.13; and

(iii)         The Borrower shall request such insurance broker, upon its first knowledge, to advise the Lender promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Borrower hereunder.

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Section 4.2           Other Events. The Borrower shall give the Lender written notice of each of the following promptly (but, in any event, no later than five (5) days) after any Responsible Officer of the Borrower obtains knowledge of it: (a)(i) any Default and (ii) any event that would reasonably be expected to have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith; (b) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting the Borrower or any property of the Borrower that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes the Borrower to liability in an aggregate amount in excess of $1,000,000 or (iii) if adversely determined, would reasonably be expected to have a Material Adverse Effect; and (c) the acquisition of any material real property or the entering into any material lease.

Section 4.3           Copies of Notices and Reports. The Borrower shall promptly deliver to the Lender copies of each of the following: (a) all reports that the Borrower transmits to its security holders generally, (b) all documents that the Borrower files with the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange (including NASDAQ) or any Governmental Authority exercising similar functions, (c) all press releases issued by the Borrower or, to the extent such press release relates to a Borrower not made available directly to the general public, and (d) any document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of the Borrower.

Section 4.4           Taxes. The Borrower shall give the Lender notice of each of the following promptly after any Responsible Officer of the Borrower or a Tax Affiliate obtains knowledge of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Section 4.5           Labor Matters. The Borrower shall give the Lender notice of each of the following, promptly after, and in any event within thirty (30) days after any Responsible Officer of the Borrower knows of it: (a) the commencement of any material labor dispute to which the Borrower or any of its Subsidiaries is or may reasonably become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, and (b) the incurrence by the Borrower or any of its Subsidiaries of liability under the Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect).

Section 4.6           ERISA Matters. The Borrower shall give the Lender (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred, a notice describing such ERISA Event and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

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Section 4.7           Environmental Matters. The Borrower shall provide the Lender notice of each of the following promptly (but, in any event, no later than five (5) days) after any Responsible Officer of the Borrower obtains knowledge of it (and, upon reasonable request of the Lender, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by the Borrower or any of its Subsidiaries of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000, (ii) the receipt by the Borrower or any of its Subsidiaries of notification that any property of the Borrower or such Subsidiary is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.

Section 4.8           Other Information. The Borrower shall provide the Lender with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of the Borrower and its Subsidiaries as the Lender may from time to time reasonably request.

Section 4.9           Maintenance of Corporate Existence. The Borrower shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Section 5.7, and (b) preserve and maintain its rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10         Compliance with Laws, Etc. The Borrower shall comply and cause its Subsidiaries to comply in all material respects with (a) all applicable Requirements of Law, (b) all Contractual Obligations and (c) all Permits.

Section 4.11         Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of the Borrower or such Subsidiary, except, in the case of clauses (a) and (b), for those (x) whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Borrower or Subsidiary in accordance with GAAP or (y) which encumber property that, individually or in the aggregate, has a value of less than $250,000.

Section 4.12         Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 4.13         Maintenance of Insurance. (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and business of the Borrower or such Subsidiary (including policies of life, fire, theft, product liability, public liability, general liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Borrower or such Subsidiary and in any event in form and substance reasonably acceptable to the Lender; it being agreed that the insurance set forth on Schedule 4.13 is acceptable.

(b)            General. The Lender shall be entitled, upon reasonable advance notice and at any reasonable time during normal business hours (utilizing efforts to minimize the interference with operations), to review the insurance policies carried and maintained by the Borrower and its Subsidiaries pursuant to this Section 4.13. Upon request, the Borrower shall furnish the Lender with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. The Lender, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Lender upon demand for the cost thereof together with interest.

Section 4.14         Keeping of Books. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of the Borrower and such Subsidiaries.

Section 4.15         Access to Books and Property; Audit Rights. The Borrower shall permit the Lender, and any Related Person of the Lender, as often as reasonably requested (utilizing efforts to minimize the interference with operations), at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of the Borrower and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of the Borrower, (b) discuss the affairs, finances and accounts of the Borrower with any officer or director of the Borrower, and (c) communicate directly with any registered certified public accountants (including the Borrower’s Accountants) of the Borrower; provided, however, that, so long as no Event of Default has occurred and is continuing, the Lender and any Related Persons shall not, collectively or individually, exercise the rights granted under this Section 4.15 more often than twice in the aggregate in any Fiscal Year. The Borrower shall authorize their respective registered certified public accountants (including the Borrower’s Accountants) to communicate directly with the Lender, and its Related Persons and to disclose to the Lender, and its Related Persons all financial statements and other documents and information as they might have and the Lender reasonably requests with respect to the Borrower.

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Section 4.16         Environmental. The Borrower shall, and shall cause each of its Subsidiaries to, comply with, and maintain its property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default has occurred and is continuing or if the Lender at any time has a reasonable basis to believe that there exist violations of Environmental Laws by the Borrower or a Subsidiary of the Borrower or that there exist any Environmental Liabilities, in each case, that would reasonably be expected to have, in the aggregate, a Material Adverse Effect, then the Borrower shall, promptly upon receipt of request from the Lender, cause the performance of, and allow the Lender and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Lender may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Lender or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Lender and shall be in form and substance reasonably acceptable to the Lender.

Section 4.17         Use of Proceeds. The proceeds of the Loan shall be used by the Borrower (and to the extent distributed to them by the Borrower, each Subsidiary of the Borrower) solely for working capital needs, general corporate purposes, and other purposes not prohibited by the Loan Documents, of the Borrower and its Subsidiaries.

Section 4.18         Further Assurances. Upon the reasonable request of the Lender, the Borrower will execute and deliver (or cause to be executed and delivered by its Subsidiaries) such further instruments, provide such further information and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the Loan Documents.

Section 4.19         Reports. Without duplication of any information or reports provided pursuant to Section 4.1 hereof, the Borrower will furnish to the Lender such information relating to the Borrower as from time to time may reasonably be requested by the Lender; provided, however, that the Borrower shall not disclose material nonpublic information to the Lender, or to advisors to or representatives of the Lender, unless prior to disclosure of such information the Borrower identifies such information as being material nonpublic information and provides the Lender, and such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Lender wishing to obtain such information enters into an appropriate confidentiality agreement with the Borrower with respect thereto.

Section 4.20         No Conflicting Agreements. The Borrower will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Borrower’s obligations to the Lender under the Loan Documents.

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Section 4.21         Listing of Common Stock and Related Matters. The Borrower will use best efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market, or any other trading market on which it applies to have or has its Common Stock trade, and, in accordance, therewith, will use best efforts to comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

Section 4.22         Reservation of Common Stock. The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the issuance of the Warrant Shares.

Section 4.23         Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Borrower or any of its Subsidiaries without the prior consent of the Lender (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Borrower (or its Subsidiaries), as the case may be, shall allow the Lender to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

Section 4.24         USA Patriot Act. Promptly upon the request of any Lender or the Agent, the Borrower shall supply, or procure the supply of, such documentation and other evidence as is requested by such Lender or the Agent (for itself or on behalf of any Lender or any prospective Lender) in order for such Lender, the Agent, or any prospective Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to the Borrower under all applicable laws and regulations pursuant to the transactions contemplated under the Loan Documents.

ARTICLE V
NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Obligation remains outstanding, it will comply with the following:

Section 5.1           Indebtedness.

(a)              The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(i)          the Obligations;

(ii)         Indebtedness existing on the Closing Date set forth on Schedule 5.1, together with any Permitted Refinancing thereof;

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(iii)        Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by the Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Persons, together with any Permitted Refinancing thereof; provided, however, that (i) the aggregate increase in the outstanding principal amount of all such Indebtedness shown on Schedule 5.1 does not exceed $1,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);

(iv)        intercompany loans between or among the Borrower and any of its Subsidiaries;

(v)         Guaranty Obligations of the Borrower or its Subsidiaries with respect to Permitted Indebtedness of the Borrower or any Subsidiaries of the Borrower (other than Indebtedness permitted hereunder in reliance upon clause (b) above, for which Guaranty Obligations may be permitted to the extent set forth in such clause); and

(vi)        to the extent constituting Indebtedness, endorsements for collection or deposit.

(b)            The Borrower shall not, and shall not permit any of its Subsidiaries to: (i) suffer to exist any event, circumstance or condition in respect of third-party guaranties that would permit or allow any holder thereof to demand payment of any sum in excess of $1,000,000 or (ii) permit any such guaranties to be: (x) renewed or extended or (y) amended, modified, supplemented or waived in any manner that is adverse to the Lender.

Section 5.2           Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)              Liens created pursuant to any Loan Document;

(b)              Customary Permitted Liens;

(c)              Liens existing on the Closing Date and set forth on Schedule 5.2;

(d)              Liens on the property of the Borrower securing Indebtedness (whether directly or through a Permitted Refinancing) permitted under Section 5.1(a)(iii) provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within ninety (90) days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness (whether directly or through a Permitted Refinancing) and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness (whether directly or through a Permitted Refinancing);

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(e)              Liens arising by operation of applicable Requirements of Law as a result of the non-payment of lawful claims; provided, that such Liens do not encumber property that, individually or in the aggregate, has a value greater than or equal to $500,000; and

(f)               Liens created pursuant to the First Lien Loan Documents and Second Lien Loan Documents and Permitted Refinancing.

Section 5.3           Investments. The Borrower shall not make or maintain, directly or indirectly, any Investment except for the following:

(a)              Investments existing on the Closing Date and set forth on Schedule 5.3;

(b)              Investments in Cash Equivalents;

(c)              Investments consistent with Borrower’s business plan and past practices;

(d)              Investments in (i) CONtv, LLC, Docurama, LLC, Dove Family Channel, LLC, Cinedigm OTT Holdings, LLC, and Cinedigm Productions, LLC made prior to July 10, 2016, and (ii) in any such Persons made on or after July 10, 2016, the proceeds of which are used solely to pay the ordinary course operating costs and expenses of such Persons and their Subsidiaries;

(e)              (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of past due receivables;

(f)               Investments by Borrower in any Subsidiary; and

(g)              Investments by the Borrower or any Subsidiary of the Borrower in a Person engaged in Asia in a business related to the business of the Borrower or its Subsidiaries.

Section 5.4           Asset Sales; Stock Issuances. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Sell, lease, charter, convey, transfer or otherwise dispose (including via any Sale and Leaseback Transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(a)              Sales or licensing of inventory in the ordinary course of their businesses;

(b)              Sales of damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(c)              (i) any Sale of any property (other than its own Stock or Stock Equivalents) to the Borrower to any Subsidiary of the Borrower to the extent any resulting Investment constitutes a Permitted Investment and (ii) any Restricted Payment permitted pursuant to Section 5.5;

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(d)              In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, Sales of Cash Equivalents if the proceeds of such sale or other disposition are retained as working capital; and

(e)              Sales or other dispositions of all or a portion of the assets to a non-Affiliate third party for cash; provided that: (i) no Default has occurred and is continuing on the date of, or would result after giving effect to, any such sale or other disposition (actually and on a pro forma basis); and (ii) the Borrower notifies the Lender of any such sale or other disposition; provided, however, that notwithstanding anything to the contrary herein, from and after the Execution Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Sell, lease, charter, convey, transfer or otherwise dispose (including via any Sale and Leaseback Transaction) of any of its assets or property, whether now owned or hereafter acquired, that has generated, individually or in the aggregate, in excess of 25% of net cash revenues in the 12-month period most recently ended as of the date of any such Sale, lease, charter, conveyance, transfer or other disposition.

Section 5.5           Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a)              Restricted Payments to the Borrower or to any of its Subsidiaries;

(b)              dividends declared and paid on the common Stock of the Borrower or such Subsidiary ratably to the holders of such common Stock and payable only in common Stock of the Borrower or such Subsidiary;

(c)              cash dividends and distributions on the Stock paid and declared solely for the purpose of funding the redemption, purchase or other acquisition or retirement for value by the Borrower of its common Stock (or Stock Equivalents with respect to its common Stock) (i) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of the Borrower or any Subsidiary of the Borrower upon the death, disability or termination of employment of such employee, director or officer or (ii) from any other Person; provided, however, that the amount of such cash dividends paid in any Fiscal Year in reliance upon this clause (ii) shall not exceed $1,000,000 in the aggregate;

(d)              The redemption, purchase or other acquisition by the Borrower of its common Stock; provided, however, that the amount of such Restricted Payments shall not exceed $5,000,000 in the aggregate.

Section 5.6           Prepayment of Indebtedness. The Borrower shall not (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (b) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (c) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that the Borrower may, in accordance with and to the extent permitted by the Loan Documents do each of the following:

(i)          (A) prepay the Obligations or (B) consummate a Permitted Refinancing;

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(ii)         prepay the obligations under the First Lien Loan Documents, or any replacement facility thereof, in accordance with their terms;

(iii)        prepay the obligations under the Second Lien Loan Documents, or any replacement facility thereof, in accordance with their terms;

(iv)        so long as no Event of Default has occurred and is continuing, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) any Indebtedness permitted under Section 5.1(a)(iv) and owing to a Subsidiary of the Borrower;

(v)         make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Borrower);

(vi)        prepay the Mezzanine Financing in an amount not to exceed $5,000,000; and

(vii)       make any other prepayments permitted under the First Lien Loan Documents or Second Lien Loan Documents.

Section 5.7           Fundamental Changes. The Borrower shall not (a) merge, consolidate or amalgamate with any other Person, change its corporate structure or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell or otherwise transfer all or substantially all of its assets to any other Person or Persons, whether in one transaction or in a series of related transactions, (b) acquire all or substantially all of the Stock or Stock Equivalents of any other Person or (c) acquire all or substantially all of the assets of any other Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any other Person, in each case except for the following: (i) the merger, consolidation or amalgamation of any Subsidiary or Affiliate of the Borrower into the Borrower and (ii) the merger, consolidation or amalgamation of the Borrower for the sole purpose, and with the sole material effect, of changing its State of organization within the United States (each of the foregoing, a “Fundamental Change”).

Section 5.8           Change in Nature of Business. Without the Lender’s prior written consent, the Borrower shall not carry on any business, operations or activities (whether directly, through a joint venture, or otherwise) substantially different from those carried on by the Borrower at the Closing Date and business, operations and activities reasonably related thereto; provided that this Section 5.8 shall not apply to the expenses of the aspect and business of the Borrower and/or its Subsidiaries in Asia.

Section 5.9           Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions between or among the Borrower and/or its Subsidiaries, (b) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (c) Restricted Payments permitted under Section 5.5, and (d) reasonable director compensation to directors of the Borrower or a Subsidiary thereof to the extent such compensation is reflected in the Budget most recently delivered to the Lender.

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Section 5.10         Modification of Certain Documents. The Borrower shall not waive or otherwise modify any term (or permit or consent to the waiver or modification of any term) of, or otherwise consent to any departure from any requirement of its Constituent Documents, except, in each case, without not less than five (5) Business Days’ notice to the Lender (or such shorter notice period acceptable to the Lender in its sole discretion).

Section 5.11         Accounting Changes; Fiscal Year. The Borrower shall not change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 5.12         Margin Regulations. The Borrower shall not use or permit the use of all or any portion of the proceeds of the loan extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 5.13         Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. The Borrower shall not cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 5.14         Hazardous Materials. Other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower shall not, and shall not permit any of its Subsidiaries to, cause or suffer to exist (a) the disposal, transportation, sale, reuse, recycle or Release of any Hazardous Materials from its property in violation of Environmental Laws or (b) the Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by the Borrower or any such Subsidiary that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by the Borrower or any such Subsidiary).

ARTICLE VI
EVENTS OF DEFAULT

Section 6.1            Events of Default. Each of the following shall be an Event of Default:

(a)              the Borrower shall fail to pay (i) any principal of the Loan when the same becomes due and payable (whether at stated maturity, upon prepayment or otherwise), (ii) any interest payable under any Loan Document and such non-payment continues for a period of three (3) Business Days after the due date therefor or (iii) any fee under any Loan Document or any other Obligation (other than those set forth in the immediately preceding clauses (i) and (ii) above) and such non-payment continues for a period of five Business Days after the due date therefor;

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(b)              any representation, warranty or certification made or deemed made by or on behalf of the Borrower in any Loan Document or by or on behalf of the Borrower (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed made;

(c)              the Borrower or any Affiliate of the Borrower shall fail to comply with (i) any provision of Sections 4.2(a)(i), 4.9, 4.17 or Article V or (ii) any other provision of any Loan Document if, in the case of this clause (ii), if capable of remedy such failure shall remain unremedied for thirty (30) days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Lender, provided, however, that, with respect to any non-compliance with Section 4.1, the Borrower shall only be allowed one such 30-day grace period in any 12-month period and four (4) such 30-day grace periods during the term of this Agreement;

(d)              (i) the Borrower or any of its Subsidiaries shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of the Borrower or such Subsidiary (other than the Obligations) and, in each case, such failure relates to Indebtedness having a principal amount of $1,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled payment or required prepayment), prior to the stated maturity thereof;

(e)              (i) the Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) the Borrower or any Material Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any Material Subsidiary shall take any corporate or similar action or any other action to authorize any action described in the immediately preceding clause (i) or (ii);

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(f)               one or more judgments, orders or decrees (or other similar process) shall be rendered against the Borrower or any Material Subsidiary (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Borrower or such Material Subsidiary, to the extent the relevant insurer has not denied coverage therefor) in excess of $1,000,000 or (B) otherwise, that would reasonably be expected to have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 60 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g)              except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Lender, or as otherwise expressly permitted under any Loan Document, any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against the Borrower or the Borrower shall state in writing that any of the event described in the immediately preceding sentence shall have occurred;

(h)              there shall occur any Change of Control; or

(i)               the occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to subject the Borrower or a Material Subsidiary to liability in excess of $250,000.

Section 6.2           Remedies. During the continuance of any Event of Default, (a) the Lender may, by notice to the Borrower, declare immediately due and payable all or part of any Obligation (including the Loan and any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower and (b) the Lender, may exercise any other right or remedy provided under any Loan Document or by any applicable Requirement of Law; provided, however, that effective immediately upon the occurrence of any Event of Default specified in Section 6.1(e), (all Obligations (including in each case all Loan and any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII
LENDER REPRESENTATIONS AND WARRANTIES

The Lender hereby represents and warrants to the Borrower, as of the Closing Date, that:

Section 7.1           Organization and Existence. The Lender is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority.

Section 7.2           Authorization. The execution, delivery and performance by the Lender of the Loan Documents to which the Lender is a party have been duly authorized and each will constitute the valid and legally binding obligation of the Lender, enforceable against the Lender in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

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Section 7.3           Purchase Entirely for Own Account. The Warrant and the Warrant Shares will be acquired for the Lender’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Lender’s right at all times to sell or otherwise dispose of all or any part of such Warrant Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Lender to hold the Warrant or the Warrant Shares for any period of time. Neither the Lender nor any Affiliate of the Lenders is a broker-dealer registered with the Securities and Exchange Commission under the Exchange Act, as amended, or an entity engaged in a business that would require it to be so registered.

Section 7.4           Investment Experience. The Lender acknowledges that it can bear the economic risk and complete loss of its investment in the Warrant and Warrant Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

Section 7.5           Disclosure of Information. The Lender has had an opportunity to receive all information related to the Borrower requested by it and to ask questions of and receive answers from the Borrower regarding the Borrower, its business and the terms and conditions of the issuance of the Warrant. The Lender acknowledges having had access to the SEC Filings.

Section 7.6           Restricted Securities. The Lender understands that the Warrant and the Warrant Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

Section 7.7           Legends. It is understood that, except as provided below, certificates evidencing the Warrant and the Warrant Shares may bear the following or any similar legend:

(a)              “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144 pursuant to the Securities Act of 1933, as amended, or (iii) the Borrower has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)              If required by the authorities of any state in connection with the issuance of sale of the Warrant Shares, the legend required by such state authority.

Section 7.8           Accredited Lender. The Lender is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 7.9           No General Solicitation. The Lender did not learn of the investment in the Warrant and the Warrant Shares as a result of any general solicitation or general advertising.

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Section 7.10         Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Loan Documents, any valid right, interest or claim against or upon the Broker or the Lender for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Lender.

Section 7.11         Rule 506 Compliance. Neither the Lender nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event under Rule 506(d) under the Securities Act.

ARTICLE VIII
MISCELLANEOUS

Section 8.1           Amendments, Waivers, Etc. No amendment or waiver of any provision of any Loan Document and no consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and the Borrower. Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower shall entitle the Borrower to any notice or demand in the same, similar or other circumstances. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 8.2           Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower, the Lender and, to the extent provided in Section 8.4, each other Indemnitee and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document the Lender shall not have the right to assign any rights or obligations hereunder or any interest herein.

(b)              Right to Assign. The Lender may sell, transfer, negotiate or assign all, but not less than all, of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to the Loan) to (i) any Affiliate or Approved Fund of the Lender or (ii) to any other Person with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by notice to the Lender within five (5) Business Days after having received notice thereof) unless a Default has occurred and is continuing, in which case, no such consent is required.

(c)              Procedure. The parties to a Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute an Assignment, together with any Note issued pursuant to Section 2.1(b), any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Lender), any tax forms required to be delivered pursuant to Section 2.10(e). Unless a Default has occurred and is continuing, the costs and expenses associated with the preparation and consummation of the Assignment shall be for the account of the assignor and assignee.

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(d)              Effectiveness. Effective upon written notification by Lender to Borrower, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee and (iii) the assignor thereunder shall relinquish its rights (except for those surviving the termination of the Loan of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment and, the Lender shall cease to be a party hereto except that the Lender agrees to remain bound by Article VIII.

(e)              Participants. In addition to the other rights provided in this Section 8.2, the Lender may, without notice to or consent from the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loan; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, the Lender’s rights and obligations, and the rights and obligations of the Borrower towards the Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with the Lender, which shall remain the holder of the Obligations, except that each such participant shall be entitled to the benefit of Sections 2.10, but only to the extent such participant delivers the tax forms the Lender is required to collect pursuant to Section 2.10(e) to the selling Lender and then only to the extent of any amount to which the Lender would be entitled in the absence of any such grant or participation, provided, however, that in no case (including pursuant to clause (x) or (y) above) shall a participant have the right to enforce any of the terms of any Loan Document; and the consent of such participant shall not be required (either directly, as a restraint on the Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights the Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), with respect to amounts, or dates fixed for payment of amounts, to which such participant would otherwise be entitled.

Section 8.3           Costs and Expenses. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and out-of-pocket costs for Lender’s legal counsel) incurred by Lender or any of its Related Persons in connection with the negotiation and documentation relating to the Loan Documents and the transaction contemplated hereby, and the investigation, development, preparation, negotiation, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Lender or its Related Persons, and (b) each of the Lender (including reasonable attorneys’ fees and out-of-pocket costs for Lender’s counsel) and its Related Persons, for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or preservation of any right or remedy of the Lender under any Loan Document or any Obligation, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to the Borrower, any Loan Document or any Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

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Section 8.4           Indemnities. (a) The Borrower agrees to indemnify, hold harmless and defend the Lender, and its Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document or any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan, (ii) any actual or prospective investigation, litigation or other proceeding relating to any of the matters described in clause (i) of this Section 8.4, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including reasonable attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iii) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 8.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter (to the extent such Indemnitee would otherwise be liable) other than, to the extent such liability has resulted solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, the Borrower waives and agrees not to assert against any Indemnitee any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)              Without limiting the foregoing, Indemnified Matters includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Indemnitee or following any Indemnitee having become the successor-in-interest to the Borrower and (ii) are attributable solely to acts of such Indemnitee.

Section 8.5           Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.10, Section 8.3, Section 8.4 or this Section 8.5) and all representations and warranties made in any Loan Document shall (a) survive the payment in full of other Obligations and (b) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

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Section 8.6           Limitation of Liability for Certain Damages. In no event shall any party hereto be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). The parties hereby waive, release and agree not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.7           Lender-Creditor Relationship. The relationship between the Lender and the Borrower is solely that of lender and creditor. No Indemnitee has any fiduciary relationship or duty to the Borrower or any of its Subsidiaries arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Indemnitees and the Borrower and its Subsidiaries by virtue of, any Loan Document or any transaction contemplated therein.

Section 8.8           Right of Setoff. At any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, the Lender is authorized, without notice or demand (each of which is hereby waived by the Borrower) to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Lender, or any of its Affiliates to or for the credit or the account of the Borrower against any Obligation now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. The Lender agrees promptly to notify the Borrower of any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights under this Section 8.8 are in addition to any other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.

Section 8.9           Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to, with respect to any party, the Persons and addresses specified under such party’s name on Schedule II or on the signature page of any applicable Assignment or (ii) addressed to such other address as shall be notified in writing to the other parties hereto. Transmission by electronic mail shall not be sufficient or effective to transmit any such notice under this clause (a).

(b)            Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service or (iii) if delivered by mail, when received.

Section 8.10         Governing Law. This Agreement and each other Loan Document, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without reference to rules or principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

Section 8.11         Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any defense or objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

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(b)              Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of each party hereto specified in Section 8.9 (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)             Non-Exclusive Jurisdiction. Nothing contained in this Section 8.11 shall affect the right of the Lender or the Borrower to serve process in any other manner permitted by applicable Requirements of Law or the right of any party hereto to commence legal proceedings or otherwise proceed against any party hereto.

Section 8.12         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13         Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 8.14         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.15         Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving the Borrower and the Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

53

Section 8.16         Non-Public Information; Confidentiality. (a) The Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Borrower and its Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)              The Lender and the Borrower agree to use reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by Borrower as confidential, except that such information may be disclosed (i) with the Borrower’s prior written consent, (ii) to Related Persons of the Lender, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to the Lender, as the case may be, on a non-confidential basis from a source other than the Borrower, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (provided that disclosure in any tombstone or other advertising materials shall be limited to matters previously disclosed in any press release made by or on behalf of a borrower or otherwise consented to in writing by the Borrower), (vi) to current or prospective assignees or participants, and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 8.16 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 8.16 and those of any other Contractual Obligation entered into with the Borrower (whether or not a Loan Document), the terms of this Section 8.16 shall govern.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINEDIGM CORP.,
as Borrower

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

Bison Entertainment and Media Group, as Lender

By:	/s/ Xu Peixin
Name:	Xu Peixin
Title:	Director

Schedule I- Payments to Shout Factory

None.

Schedule II – Addresses for Notices

If to the Borrower:
Cinedigm Corp.
45 West 36th Street, 7th Floor
New York, NY 10018
Attention: Jeffrey S. Edell
Email: Jedell@cinedigm.com

with a copy to:
Kelley Drye & Warren LLP
101 Park Avenue, 27th Floor
New York, NY 10178
Attention: Jonathan Cooperman
Email: JCooperman@kelleydrye.com
Facsimile: (212) 808-7897

If to Lender:
Bison Entertainment and Media Group
c/o Bison Entertainment Investment Limited
Unit 1501-2, 15/F, Sino Plaza
255 Gloucester Road
Causeway Bay, Hong Kong
Attn: Mr. Peng Jin
Email: Pengjin@bisonholding.com

with a copy to:

Schedule 3.2 – Permits

-	None

Lenders’ consents:

-	Consent of lenders of the First Lien Loan Agreement.

-	Consent of lenders of Second Lien Loan Agreement

Schedule 3.3 – Ownership of Subsidiaries

	Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
1	ADM Cinema Corporation d/b/a the Pavilion Theatre	Delaware	3900739	20-2260904	45 W. 36th Street, 7th Floor, New York, NY 10018	1,000	1,000	100% by Cinedigm Corp.
2	Vistachiara Productions Inc., d/b/a The Bigger Picture	Delaware	4265961	20-8085399	45 W. 36th Street, 7th Floor, New York, NY 10018	1,000	100	100% by Cinedigm Corp.
3	Vistachiara Entertainment, Inc.	Delaware	4456723	N/A	45 W. 36th Street, 7th Floor, New York, NY 10018	1000	100	100% by Cinedigm Corp.
4	Cinedigm Entertainment Corp.	New York	1463956	13-3578656	45 W. 36th Street, 7th Floor, New York, NY 10018	100	100	100% by Cinedigm Corp.
5	Cinedigm Entertainment Holdings, LLC	Delaware	5411880	46-3866070	45 W. 36th Street, 7th Floor, New York, NY 10018	N/A	N/A	100% by Cinedigm Corp.
6	Access Digital Media, Inc.	Delaware	3621753	20-0037764	45 W. 36th Street, 7th Floor, New York, NY 10018	50,000,000	24,586,169	100% by Cinedigm DC Holdings, LLC

	Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
7	Christie/AIX, Inc.	Delaware	3980067	20-3133713	45 W. 36th Street, 7th Floor, New York, NY 10018	4,000,000	755,861	100% by Access Digital Media, Inc.
8	Access Digital Cinema Phase 2, Corp.	Delaware	4443030	26-1444888	45 W. 36th Street, 7th Floor, New York, NY 10018	1,000	100	100% by Cinedigm Corp.
9	Access Digital Cinema Phase 2 B/AIX Corp.	Delaware	4619834	26-4372242	45 W. 36th Street, 7th Floor, New York, NY 10018	1,000	100	100% by Access Digital Cinema Phase 2, Corp.
10	Cinedigm Digital Funding I, LLC	Delaware	4809809	27-2336070	45 W. 36th Street, 7th Floor, New York, NY 10018	N/A	N/A	100% by Christie/AIX, Inc.
11	CDF2 Holdings, LLC	Delaware	4889179	27-3843120	45 W. 36th Street, 7th Floor, New York, NY 10018	N/A	N/A	100% by Access Digital Cinema Phase 2, Corp.
12	Cinedigm Digital Funding 2, LLC	Delaware	5023164	27-3843120	45 W. 36th Street, 7th Floor, New York, NY 10018	N/A	N/A	100% by CDF2 Holdings, LLC

	Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
13	Cinedigm Digital Cinema Australia Pty Ltd	Australia	N/A	N/A	45 W. 36th Street, 7th Floor, New York, NY 10018	100	100	100% by Cinedigm Corp.
14	Cinedigm DC Holdings, LLC	Delaware	5290958	46-2100494	45 W. 36th Street, 7th Floor, New York, NY 10018	N/A	N/A	100% by Cinedigm Corp.
15	Cinedigm Home Entertainment, LLC	Delaware	5416861	46-3906168	Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	100% by Cinedigm Entertainment Holdings, LLC
16	CON TV, LLC	Delaware			Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	85% by Cinedigm Entertainment Corp.
17	Docurama, LLC	Delaware			Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	100% by Cinedigm Entertainment Corp.
18	Dove Family Channel, LLC	Delaware			Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	100% by Cinedigm Entertainment Corp.

	Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
19	Cinedigm OTT Holdings, LLC	Delaware			Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	100% by Cinedigm Entertainment Corp.
20	Cinedigm Productions, LLC	Delaware			Cinedigm Corp. 45 West 36th Street, 7th Floor New York, NY 10018	N/A	N/A	100% by Cinedigm Entertainment Corp.

Schedule 3.13 – ERISA

Cinedigm 401(k) Plan

UnitedHealthcare Choice Plus Plan

UnitedHealthcare Choice Plan AH8K

UnitedHealthcare Choice Plus AICI

Anthem Blue View Vision BV B2

Cafeteria Plan for Cinedigm Digital Cinema Corp.

Cinedigm Digital Empire Dental Complete High and Low Deductible Plans

Cigna Term Life Insurance for Cinedigm Corp.

Sun Life and Health Insurance Company Long Term Disability Insurance

Sun Life and Health Insurance Company Short Term Disability Insurance

Second Amended and Restated 2000 Equity Incentive Plan of the Company

•	Amendment dated May 9, 2008 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 2 dated September 4, 2008 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 3 dated September 30, 2009 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 4 dated September 14, 2010 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 5 dated April 20, 2012 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 6 dated September 12, 2012 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 7 dated September 16, 2014 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 8 dated September 8, 2016 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Amendment No. 9 dated September 27, 2016 to the Second Amended and Restated 2000 Equity Incentive Plan of the Company
•	Form of Notice of Restricted Stock Award
•	Form of Non-Qualified Stock Option Agreement
•	Form of Restricted Stock Unit Agreement (employees)
•	Form of Stock Option Agreement
•	Form of Restricted Stock Unit Agreement (directors)

2017 Equity Incentive Plan of the Company

•	Form of Notice of Incentive Stock Option Grant
•	Form of Notice of Option Grant
•	Form of Notice of Restricted Stock Award
•	Form of Notice of Restricted Stock Unit Award
•	Form of Notice of Performance-Based Restricted Stock Award.

Stock Option Agreement between Cinedigm Digital Cinema Corp. and Christopher J. McGurk dated as of December 23, 2010.

Non-Statutory Stock Option Agreements between Cinedigm Corp. and former Gaiam employees dated as of October 21, 2013.

Cinedigm Corp. Management Incentive Award Plan

Schedule 3.14 – Environmental Matters

None.

Schedule 3.16 – Real Property

Lease, dated April 10, 2017, by and between Cinedigm Corp. and 45 West 36th Street LLC, for office space at 45 W. 36th Street, 7th Floor, New York, New York 10018.

Consent to Sublet Agreement, dated April 10, 2017, by and between Cinedigm Corp. and NTT DATA, Inc., for office space at 45 W. 36th Street, 7th Floor, New York, New York 10018.

Office Lease, dated January 4, 2017, by and between Douglas Emmet 2016, LLC and Cinedigm Corp., for office space at 15301 Ventura Boulevard, Suites 410 and 420 Sherman Oaks, California 91403.

Schedule 3.18

Material Licenses; Permits; Liens; Indebtedness

Standard Form Video License, dated as of December 7, 2009, by and between New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated December 21, 2010, by and between New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated June 30, 2011, by and between New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated February 1, 2012, by and between New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated February 12, 2013, by and between New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated July 2, 2013, by and between Cinedigm Entertainment Corp. f/k/a New Video Group Inc. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated January 10, 2014, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated April 2, 2015, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated July 8, 2015, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated July 8, 2015, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated April 1, 2016, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated June 22, 2016, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated September 22, 2016, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated August 23, 2016, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

•	Amendment to the Standard Form Video License, dated May 25, 2017, by and between Cinedigm Entertainment Corp. and Rooster Teeth Productions LLC.

4K Media:

•	Standard Form Video License, dated as of August 23, 2013, by and between Cinedigm Entertainment Group and 4K Media Inc., as amended by:

•	Amendment One to the Standard Form License, dated as of June 19, 2014, by and between 4K Media Inc. and Cinedigm Entertainment Corp.

•	Second Amendment to the Standard Form License, dated as of January 29, 2015, by and between 4K Media Inc. and Cinedigm Entertainment Corp.

•	Amendment Three to the Standard Form License, dated as of March 16, 2016, by and between 4K Media Inc. and Cinedigm Entertainment Corp.

Waxworks:

•	Proposal, dated as of February 17, 2016, by and between Waxworks, Inc. and Cinedigm Entertainment Corp.

Scholastic:

•	Agreement, dated as of June 27, 2002, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	First Amendment to the Agreement, dated as of August 20, 2002, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Second Amendment to the Agreement, dated as of January 15, 2004, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Third Amendment to the Agreement, dated as of April 1, 2008, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Fourth Amendment to the Agreement, dated as of September 9, 2009, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Fifth Amendment to the Agreement, dated as of October 1, 2010, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Sixth Amendment to the Agreement, dated as of December 1, 2011, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Seventh Amendment to the Agreement, dated as of November 18, 2013, by and between New Video Group, Inc. and Scholastic Entertainment Inc.

•	Distribution Agreement, dated as of October 1, 2011, by and between New Video Group Inc. and Scholastic Entertainment Inc.

•	Distribution Agreement, dated as of January 1, 2012, by and between New Video Group Inc. and Scholastic Entertainment Inc.

•	Agreement, dated as of May 31, 2013, by and between Cinedigm Digital Cinema Corp. (successor-in-interest to New Video Group, Inc.) and Scholastic Entertainment Inc.

Sonar:

•	Exclusive License Agreement, dated as of March 29, 2013, by and between Sonar Entertainment Distribution LLC and VE Newco, LLC dba Gaiam Vivendi Entertainment.

•	Amendment to Exclusive License Agreement, dated as of April 29, 2013, by and between Sonar Entertainment Distribution LLC and VE Newco, LLC dba Gaiam Vivendi Entertainment.

•	Amendment to Exclusive License Agreement, dated as of January 15, 2014, by and between Sonar Entertainment Distribution LLC and Cinedigm Home Entertainment, LLC (as successor-in-interest to VE Newco, LLC dba Gaiam Vivendi Entertainment).

•	Distribution Agreement, dated as of September 16, 2015, by and between Cinedigm Entertainment Corp. and Sonar Entertainment Distribution LLC.

Discovery:

•	Home Video Distribution & Co-Branding License Agreement, dated as of December 23, 2008, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

•	Home Video License Agreement, dated May 26, 2009, effective as of September 1, 2009, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

•	Amendment to home Video License Agreement, dated as of October 12, 2010, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

•	Amendment to home Video License Agreement, dated as of March 30, 2011, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

•	Amendment to home Video License Agreement, dated as of June 4, 2012, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

•	Amendment to home Video License Agreement, dated as of June 28, 2012, by and between Discovery Licensing Inc. and Gaiam Americas, Inc.

StudioCanal:

•	Binding Term Sheet – Exclusive License, dated as of October 4, 2012, by and between VE Newco, LLC dba Gaiam Vivendi Entertainment and StudioCanal S.A.

•	Amendment to Term Sheet, dated as of January 21, 2013, by and between VE Newco, LLC dba Gaiam Vivendi Entertainment and StudioCanal S.A.

•	Notice of Assignment of Term Sheet, dated as of December 10, 2013, by and between Cinedigm Home Entertainment, LLC and StudioCanal S.A.

•	Binding Term Sheet – Exclusive License, dated as of November 28, 2012, by and between VE Newco, LLC dba Gaiam Vivendi Entertainment and StudioCanal S.A.

•	Notice of Assignment of Term Sheet, dated as of December 10, 2013, by and between Cinedigm Home Entertainment, LLC and StudioCanal S.A.

VCI Entertainment:

•	Manufacturing & Distribution Agreement, dated as of April 22, 2013, by and between VE Newco, LLC dba Gaiam Vivendi Entertainment and Blaire & Associates, Ltd. dba VCI Entertainment.

•	Amendment to Manufacturing & Distribution Agreement, dated as of January 27, 2014, by and between Cinedigm Home Entertainment, LLC and Blaire & Associates, Ltd dba VCI Entertainment.

•	Amendment to Manufacturing & Distribution Agreement, dated as of August 5, 2014, effective as of April 22, 2014, by and between Cinedigm Home Entertainment, LLC and Blaire & Associates, Ltd dba VCI Entertainment.

Medallion Releasing:

•	Multi-Picture Distribution Agreement, dated as of February 8, 2016, by and between Cinedigm Entertainment Corp. and Medallion Releasing, Inc.

•	First Amendment to the Multi-Picture Distribution Agreement, dated as of June 14, 2016, by and between Cinedigm Entertainment Corp. and Medallion Releasing, Inc.

•	Second Amendment to the Mutli-Picture Distribution Agreement, dated as of September 9, 2016, by and between Medallion Releasing, Inc. and Cinedigm Entertainment Corp.

UMG:

•	Exclusive Subdistribution Agreement, dated as of October 1, 2011, by and between UMG Recordings, Inc. and Vivendi Entertainment, a division of Universal Music Group Distribution, Corp.

Canny Minds:

•	Distribution Agreement, dated as of April 4, 2016, by and between Go Entertain and Cinedigm Entertainment Corp.

•	First Amendment to Distribution Agreement, dated as of June 14, 2016, by and between Go Entertain and Cinedigm Entertainment Corp.

•	Second Amendment to the Distribution Agreement, dated as of February 22, 2017, by and between Canny Minds Ltd.

Shout!:

•	Videogram Manufacturing and Distribution Agreement, dated as of March 13, 2007, by and between Vivendi Visual Entertainment, a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Letter Agreement, dated as of September 5, 2008, by and between Vivendi Entertainment, f/k/a Vivendi Visual Entertainment, a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Letter Agreement, dated as of January 5, 2009, by and between Vivendi Entertainment, f/k/a Vivendi Visual Entertainment, a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Letter Agreement, dated as of May 27, 2009, by and between Vivendi Entertainment (fka Vivendi Visual Entertainment), a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Amendment, dated as of June 1, 2011, by and between Vivendi Entertainment (fka Vivendi Visual Entertainment), a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Letter Agreement, dated as of June 30, 2011, by and between Vivendi Entertainment (fka Vivendi Visual Entertainment), a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Letter Agreement, dated as of June 30, 2011, by and between Vivendi Entertainment (fka Vivendi Visual Entertainment), a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Amendment, dated as of September 30, 2013, by and between Vivendi Entertainment, a Division of Universal Music Group Distribution, Corp. and Shout! Factory, LLC.

•	Side Letter, dated as of October 18, 2013, by and between VE Neco, LLC dba GV Entertainment (as successor-in-interest to Vivendi Entertainment, a division of Universal Music Group Distribution, Corp.) and Shout! Factory, LLC..

•	Email, dated January 8, 2014, from Karen Moreau to Dana Walker.

•	Seventh Amendment to the Distribution Agreement, dated as of February 24, 2016, by and between Shout! Factory, LLC and Cinedigm Home Entertainment, LLC (successor-in-interest to Cinedigm Newco LLC dba GV Entertainment).

•	Eighth Amendment to the Distribution Agreement, dated as of December 13, 2016, by and between Shout! Factory, LLC and Cinedigm Home Entertainment, LLC (successor-in-interest to VE Newco, LLC dba GV Entertainment).

Online Distributors

Netflix:

•	First Amended and Restated License Agreement for Internet Transmission, dated as of October 12, 2012, by and between Netflix, Inc. and New Video Group, Inc., as amended from time to time.

•	Short Form License, dated as June 30, 2014, by and between Netflix, Inc. and Cinedigm Entertainment Corp. f/k/a New Video Group, Inc.

Amazon:

•	Digital Video License Agreement, dated as of December 22, 2015, by and between Amazon Digital Services, Inc., Amazon Media EU S.a.r.l, Amazon Digital Services, Inc. and any other Amazon Party that may join the Agreement and Cinedigm Entertainment Corp., as amended from time to time.

iTunes:

•	Digital Movie Download Sales Agreement, dated as of August 27, 2007, by and between Apple Inc. and New Video Group, Inc., as amended from time to time.

Hulu:

•	Fifth Amended and Restated Content License Agreement, dated as of May 5, 2017, by and between Hulu, LLC and Cinedigm Entertainment Corp.

Google:

•	Transactional Content Agreement, dated as of April 19, 2011, by and between Google Inc. and New Video Group, Inc., as amended from time to time.

•	Content Hosting Services Agreement, dated as of May 12, 2009, by and between New Video Group, Inc. and Google Inc., as amended from time to time.

VUDU:

•	EST/VOD License Agreement, dated as of June 30, 2010, by and between New Video Group, Inc. and VUDU, Inc., as amended from time to time.

•	AVOD License Agreement, dated as of July 25, 2016, by and between Cinedigm Entertainment Corp. and VUDU, Inc., as amended from time to time.

iNDEMAND:

•	Electronic Sell-Through Agreement, dated as of January 3, 2017, by and between Cinedigm Entertainment Corp. and iN DEMAND L.L.C.

Microsoft:

•	Amended and Restated Digital Content Delivery Agreement – Video-On-Demand and Electronic Sell-Through, dated as of July 2, 2010, by and between New Video Group Inc. and Microsoft Corporation, as amended from time to time.

Midwest Tape:

•	Digital Content Distribution Agreement, dated as of February 22, 2013, by and between New Video Group Inc. and Midwest Tape, LLC.

adRise:

•	Digital Distribution License Agreement, dated as of December 16, 2015, by and between Cinedigm Entertainment Corp. and adRise, Inc..

Crunchyroll:

•	License Agreement, dated as of June 24, 2014, by and Between Cinedigm Entertainment Corp. and Crunchyroll, Inc.

Viva Pictures:

•	Distribution Agreement, dated as of March 10, 2017, by and between Cinedigm Entertainment Corp. and Viva Pictures Distribution, LLC.

Sony:

•	Video Distribution Agreement, dated as of October 2, 2009, by and between Sony Media Software and Services, Inc. and New Video Group, as amended from time to time.

Vubiquity:

•	VOD Content License Agreement, dated as of July 15, 2015, by and between Cinedigm Entertainment Corp. and Vubiquity, Inc., as amended from time to time.

Starz:

•	Letter Agreement, dated as of October 19, 2012, by and between New Video Group Inc. and Starz Entertainment, LLC, as amended from time to time.

•	License Agreement, dated as of January 19, 2017, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of March 17, 2017, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of May 23, 2014, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of April 2, 2015, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of October 15, 2015, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of January 31, 2014, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of December 5, 2013, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC, as amended from time to time.

•	License Agreement, dated as of January 7, 2016, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of May 1, 2017, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of June 5, 2015, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

•	License Agreement, dated as of July 20, 2016, by and between Cinedigm Entertainment Corp. and Starz Entertainment, LLC.

Amazon Prime:

•	Digital Video Subscription License Agreement, dated as of November 9, 2010, by and between New Video Group, Inc. and Amazon Digital Services, Inc., as amended from time to time.

MediaNaviCo:

•	Digital Video License Agreement, dated as of August 10, 2016, by and between MediaNaviCo LLC and Cinedigm Entertainment Corp.

American Documentary:

•	Licensing Agreement, dated as of March 7, 2014, by and between Cinedigm Entertainment Corp. and The American Documentary Inc.

•	Licensing Agreement, dated as of March 24, 2015, by and between Cinedigm Home Entertainment, LLC and The American Documentary Inc.

•	Licensing Agreement, dated as of March 30, 2016, by and between Cinedigm Entertainment Corp. and The American Documentary Inc.

Digital Store:

•	Electronic Sell-Through, Video-on-Demand and Subscription Video-on-Demand License Agreement, dated as of December 7, 2011, by and between Cinedigm Entertainment Corp. and Digital Store LLC, as amended from time to time.

Valve:

•	Steam Streaming Video Distribution Agreement, dated as of June 8, 2016, by and between Valve Corporation and Cinedigm Entertainment Corp.

(vii)        Over-the-Top Agreements

Amazon:

•	Digital Video License Agreement, dated as of November 25, 2015, by and between the Amazon entities listed therein and Cinedigm OTT Holdings, LLC.

iTunes:

•	Apple Developer Program License Click Through Agreement

Roku:

•	Channel Development Agreement, dated as of March 2, 2015, by and between Roku, Inc. and Cinedigm Entertainment Corp.

•	First Amendment to Channel Development Agreement, dated as of March 2, 2016, by and between Roku, Inc. and Cinedigm Entertainment Corp.

adRise:

•	Professional Services Agreement, dated as of February 8, 2013, by and between Cinedigm Entertainment Group, a division of Cinedigm Digital Cinema Corp. and adRise, Inc.

Google:

•	Google Play Developer Distribution Agreement, dated as of May 17, 2017.

Obligations of the Borrower or any Subsidiary of the Borrower secured by a material lien:

Cinedigm Credit Agreement:

•	Second Amended and Restated Credit Agreement, dated as of April 29, 2015, by and among Cinedigm Corp., the Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent, as amended (the “Cinedigm Credit Agreement”).

Second Lien Loan Agreement:

•	Second Lien Loan Agreement, dated as of July 14, 2016, by and among Cinedigm Corp., the lenders party thereto and Cortland Capital Market Services LLC, as Administrative and Collateral Agent, as amended

Phase 2 Credit Agreement:

•	Credit Agreement, dated as of October 18, 2011, by and among Cinedigm Digital Funding 2, LLC, as the Borrower, Société Générale, New York Branch, as Administrative Agent and Collateral Agent, Natixis New York Branch, as Syndication Agent, ING Capital LLC, as Documentation Agent, and the Lenders party thereto (“Phase 2 Facility”).

Prospect Loan:

•	Term Loan Agreement, dated as of February 28, 2013, as amended, by and among Cinedigm DC Holdings, LLC, Access Digital Media, Inc., Access Digital Cinema Phase 2, Corp., the Guarantors party thereto, the Lenders party thereto and Prospect Capital Corporation as Administrative Agent and Collateral Agent (the “Prospect Facility”)

KBC Facilities:

•	Credit Facility Agreement, dated as of May 3, 2010, by and between Access Digital Cinema Phase 2 B/AIX Corp and KBC Bank NV (principal amount: $ 13,311,800)

•	Credit Facility Agreement, dated as of May 31, 2011, by and between Access Digital Cinema Phase 2 B/AIX Corp and KBC Bank NV (principal amount: $ 11,424,760)

•	Credit Facility Agreement, dated as of May 6, 2010, by and between Access Digital Cinema Phase 2 B/AIX Corp and KBC Bank NV (principal amount: $ 22,335,993)

•	Credit Facility Agreement by and between Access Digital Cinema Phase 2 B/AIX Corp and KBC Bank NV (principal amount: $ 6,450,000)

Collectively, the Credit Facility Agreements by and between Access Digital Cinema Phase 2 B/AIX Corp and KBC Bank NV are referred to as the “KBC Agreements.”

Other Indebtedness:

2013 Subordinated 9% Notes due 2018:

•	Subordinated Note issued on October 21, 2013 to the following:[1]

o	Fifth Third Bank as Custodian of the Ronald L. Chez IRA

o	The Riley Family Marital Trust DTD 7/3/13

o	Robert Antin Children Irrevocable Trust

o	Zvi Rhine (purchased from Blue Opportunity Fund)

o	Sabra Investments, LP

o	Zvi Rhine

o	Andrew C. Hart IRA Rollover

o	Atocha Land LLC

o	TTIG Capital Management LLC

Phase 2 Vendor and Exhibitor Notes

NEC Display Solutions of America, Inc.:

•	Subordinated Promissory Note, dated December 19, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $4,847.99.

•	Subordinated Promissory Note, dated March 30, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $30,758.53.

•	Subordinated Promissory Note, dated January 16, 2013, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $25,887.26.

1        List is to the best knowledge of the Company; there may have been transfers of notes. Accordingly, the lender names may differ from those listed.

•	Subordinated Promissory Note, dated April 30, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $45,107.20.

•	Subordinated Promissory Note, dated October 24, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $22,257.38.

•	Subordinated Promissory Note, dated January 31, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $35,181.00.

•	Subordinated Promissory Note, dated July 31, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $122,341.88.

•	Subordinated Promissory Note, dated February 29, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $47,244.75.

•	Subordinated Promissory Note, dated June 29, 2012, made by CDF2 Holdings, LLC in favor of NEC Display Solutions of America, Inc. in the principal amount of $40,323.85.

Moving Image Technologies, LLC:

•	Subordinated Promissory Note, dated December 19, 2012, made by CDF2 Holdings, LLC in favor of Moving Image Technologies, LLC in the principal amount of $25,416.00.

•	Subordinated Promissory Note, dated April 31, 2012, made by CDF2 Holdings, LLC in favor of Moving Image Technolgoies, LLC in the principal amount of $87,990.00.

•	Subordinated Promissory Note, dated October 16, 2012, made by CDF2 Holdings, LLC in favor of Moving Image Technologies, LLC in the principal amount of $303,867.00.

Ballantyne Strong, Inc.:

•	Subordinated Promissory Note, dated March 30, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $32,283.47.

•	Subordinated Promissory Note, dated December 19, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $9,978.01.

•	Subordinated Promissory Note, dated January 29, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $74,048.15.

•	Subordinated Promissory Note, dated July 31, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $152,068.12.

•	Subordinated Promissory Note, dated January 16, 2013, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $41,180.74.

•	Subordinated Promissory Note, dated October 18, 2011, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $2,603,800.

•	Subordinated Promissory Note, dated February 29, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $76,091.25.

•	Subordinated Promissory Note, dated January 31, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $68,601.00.

•	Subordinated Promissory Note, dated April 30, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $57,712.80.

•	Subordinated Promissory Note, dated October 24, 2012, made by CDF2 Holdings, LLC in favor of Ballantyne Strong, Inc. in the principal amount of $43,400.62.

Barco, Inc.

•	Subordinated Promissory Note, dated January 16, 2013, made by CDF2 Holdings, LLC in favor of Barco, Inc. in the principal amount of $185,966.00.

•	Subordinated Promissory Note, dated April 30, 2012, made by CDF2 Holdings, LLC in favor of Barco, Inc. in the principal amount of $93,156.00.

•	Subordinated Promissory Note, dated February 29, 2012, made by CDF2 Holdings, LLC in favor of Barco, Inc. in the principal amount of $29,652.00.

•	Subordinated Promissory Note, dated April 31, 2012, made by CDF2 Holdings, LLC in favor of Barco, Inc. in the principal amount of $8,872.00.

Woodhaven:

•	Promissory Note, dated as of July, 2009, made by Access Digital Cinema Phase 2, Corp. in favor of Woodhaven Cinemas LLC in the principal amount of $550,000.

Christie Digital Systems:

•	Deferred Payment and Security Agreement, dated as of March 3, 2009, by and between Access Digital Cinema Phase 2, Corp. and Christie Digital Systems USA, Corp.

Additonal Licenses

4K Media Inc.

a.	Standard Form Video License, “Yu-Gi-Oh!”, dated as of August 23, 2012

2.	Artina Film Fund, LLC

a.	Short Form Distribution Agreement dated as of December 12, 2012, “The English Teacher”

b.	Distribution Agreement (with Tribeca Enterprises) for the film entitled “The English Teacher” dated as of December 12, 2012

3.	Bejuba! Entertainment LLC

a.	Standard Form Video License dated as of August 6, 2013, “Stella and Sam” (not executed)

b.	Amendment anticipated for the expansion of rights for “Stella and Sam” to add international SVOD; 15% distribution fee for digital (in negotiations)

4.	Bl!nder Films Limited and Citadel Films Limited

a.	Distribution Agreement dated as of March 20, 2012, as amended, “Citadel”

5.	CCI Releasing, Inc.

a.	Standard Form Video License dated as of April 10, 2013, “Harry and His Bucket Full of Dinosaurs”

6.	Childs Play Limited (Malta)

a.	Distribution Agreement dated as of November 14, 2012, “Come Out and Play”

7.	Corus Entertainment Inc.

a.	Standard Form Video License dated as of September 10, 2013, “Hot Wheels Battle Force 5” (not executed)

b.	Standard Form Video License dated as of October 3, 2013, “Beyblade” (not executed)

8.	Dentsu Inc.

a.	License Agreement dated as of December 15, 2012, “Deltora Quest” (not executed)

9.	Dipper Films, LLC

a.	License Agreement dated as of April 4, 2013, “Our Nixon”

10.	Drafthouse Films, LLC

a.	Standard Form Distribution Agreement dated as of August 1, 2013 (not executed)

11.	EuropaCorp (a French limited liability company)

a.	“22 Bullets” License Agreement dated as of February 12, 2013

12.	Everyman’s Journey, LLC

a.	Distribution Agreement dated as of July 2, 2012, “Don’t Stop Believin’: Everyman’s Journey”

13.	The Film Arcade, LLC

a.	Cinedigm-Film Arcade Co-Acquisition Agreement effective as of March 22, 2013, “Afternoon Delight” (not executed)

b.	Motion Picture Distribution Agreement between The Film Arcade, LLC and Afternoon Delight, LLC dated as of March 22, 2013

14.	GKIDS Inc.

a.	Standard Form Video License dated as of February 13, 2012, “Chico & Rita”

b.	Standard Form Video License dated as of February 13, 2012, “A Cat in Paris”

c.	Standard Form Video License, dated as of September 26, 2012, multiple Pictures

d.	Standard Form Video License dated as of February 22, 2013, “From Up on Poppy Hill”

e.	Standard Form Video License to be dated as of September 23, 2013, “Ernest & Celestine” (not executed)

f.	Standard Form Video License, “Patema Inverted,” “La Nocturna,” “Welcome To the Space Show,” “Eleanor's Secret” (in negotiations)

15.	Great Barrington, LLC

a.	License Agreement dated as of May 15, 2012, “In Our Nature”

16.	Haunted, LLC

a.	Short Form Distribution Agreement dated as of October 1, 2013, “Dark House” (not executed)

17.	The Hive Enterprises, Ltd.

a.	Standard Form Video License dated as of May 31, 2012, “The Hive”

b.	Amendment anticipated for the expansion of rights for “The Hive” to add international SVOD; $50,000 advance, 50% royalty for digital (in negotiations)

18.	Jim Henson Henson Borrower

a.	Standard Form Video License dated as of February 19, 2013, as amended

19.	Lindy Hop Pictures, LLC

a.	Distribution Agreement dated September 24, 2012, “Call Me Kuchu”

20.	McCurry Homestead LLC

a.	Distribution Agreement dated as of October 11, 2012, “Dead Man’s Burden”

21.	MV Nepenthes LLC

a.	Short Form Distribution Agreement dated as of October 15, 2012, “Violet and Daisy”

22.	Namco Bandai Games America

a.	Standard Form Video License dated as of June 3, 3013, “Tekken: Blood Vengeance” (not executed)

23.	Narco Cultura, LLC

a.	Distribution Agreement dated as of February [__], 2013, “Narco Cultura” (not executed)

24.	Nerd Corps International Distribution Inc.

a.	Standard Form Video License dated as of May 10, 2013, “League of Super Evil”

25.	Nippon Television Corp.

a.	“Hunter X Hunter;” $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

b.	“Berserk;” $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

26.	Parthenon Entertainment Limited, trading as Sky Vision

a.	Standard Form Video License dated as of December 19, 2012, as amended, “Jakers The Wibbly Pig”

27.	Passion Distribution Ltd.

a.	Standard Form Distribution Agreement dated as of September 20, 2013, “An Idiot Abroad” (not executed)

b.	Standard Form Distribution Agreement dated as of September 20, 2013, “My Politician's Husband” (not executed)

c.	Standard Form Video License dated as of September 15, 2013, “Derek” (not executed)

28.	Production I.G, Inc.

a.	“Ghost in the Machine 2: Innocence;” $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

29.	Radcliffe Pictures, LLC

a.	Distribution Agreement dated as of January 23, 2013, “Absence”

30.	Red Arrow International GmbH

a.	Standard Form Video License dated as of June 17, 2013, “Lilyhammer” (not executed)

31.	Rooster Teeth Productions LLC

a.	Standard Form Video License dated as of December 7, 2009, as amended

32.	Scholastic

a.	Distribution Agreement Deal Terms dated as of January 1, 2012, “The Magic School Bus”

b.	Letter Agreement dated as of June 27, 2002, as amended

33.	Serengeti Entertainment Limited

a.	Short Form Distribution Agreement dated as of May 7, 2013, “Penguin King 3D” a.k.a. “Adventures of the Penguin King”

34.	Short Term Holdings, LLC

a.	Short Form Distribution Agreement dated as of March 25, 2012, “Short Term 12”

35.	Show of Force, LLC

a.	Standard Form Video License dated as of June 28, 2012, “Half the Sky”

36.	Tele München Group

a.	“Flashpoint;” 15% distribution fee for digital (in negotiations)

37.	Third Eye Motion Picture Co., Inc.

a.	Video License Agreement dated as of March 22, 2005, as amended, “Paradise Lost: The Child Murders at Robin Hood Hills”

b.	Video License Agreement dated as of February 12, 2001, as amended, “Paradise Lost 2: Revelations”

c.	Standard Form Video License dated as of January 12, 2012, “Paradise Lost 3: Purgatory”

38.	Tipping Point Productions, LLC

a.	Short Form Distribution Agreement dated as of September 24, 2013, “Night Moves” (not executed)

39.	Toei Animation Inc.

a.	License Agreement dated April 1, 2012, as amended

b.	Exercise of Option to Acquire Rights dated December 17, 2012

c.	License Agreement, Videogram and Digital Distribution Rights, dated as of March 1, 2013, “Zatchbell!!”

d.	License Agreement, Videogram and Digital Distribution Rights dated as of March 1, 2013, “Saint Seiya, The Hades, Omega, The Heavens”

e.	License Agreement, Videogram and Digital Distribution Rights, “Magical Doremi” (in negotiations)

f.	License Agreement, Videogram and Digital Distribution Rights, “Slam Dunk” (in negotiations)

40.	Toho Co., Ltd.

a.	“Godzilla versus Mechagodzilla” and “Son of Godzilla;” $60,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

41.	Tohokushinsha Film Borrower

a.	“Space Battleship Yamato;” $100,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

b.	“Reideen;” $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

42.	Tribeca Enterprises LLC

a.	Tribeca Film DVD and Digital Distribution agreement dated June 1, 2010, as amended

43.	TrustNordisk ApS (a Danish private limited company)

a.	Short Form Distribution Agreement dated as of September 25, 2013, “Easy Money 2” and “Easy Money 3” (not executed)

44.	Vertebra Newman Film Borrower, LLC

a.	Short Form Distribution Agreement dated as of November 15, 2012, as amended, “Arthur Newman”

45.	The Vivid Unknown, LLC

a.	License Agreement dated as of February 22, 2013, “Visitors”

46.	ZDF Enterprises GmbH

a.	Standard Form Distribution Agreement dated as of July 1, 2010, as amended, “H2O: Just Add Water”

b.	Standard Form Video License dated as of April 29, 2013, “Wolfblood” and “Wolfblood Files” (not executed)

c.	Standard Form Video License dated as of May 30, 2013, “Mako Mermaids” (not executed)

47.   Zodiak Rights Limited

a.	Programme License Agreement dated as of September 24, 2012, as amended, “Being Human”

b.	License Agreement dated as of December 27, 2012, “My Big Fat Gypsy Wedding”

c.	Standard Form Video License dated as of January 11, 2013, as amended, “Totally Spies”

d.	Standard Form Video License dated as of January 11, 2013, “The Secret World of Santa Claus”

e.	Programme License Agreement dated as of June 27, 2013, “Dani’s House” and “Let’s Play”

Schedule 4.13 – Insurance

Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010 Schedule of Insurance 2016 - 2018	USI Insurance Services LLC

	Effective	Expiration		Policy		Retention /	Annual
Coverage	Date	Date	Carrier	Number	Limits	Deducitbles	Premium

Employed Lawyers Liability
	7/12/2017	7/12/2018	Illinois National Ins.	14156966	$ 500,000 Aggregate Limit	$10,000	$5,002
					$ 500,000 Each Claim
Cyber E&O
Limit of Liability	7/12/2017	7/12/2018	Illinois National Ins.	170914529	$5,000,000 Limit of Liability		$56,843
Specialty Professional Liability					$5,000,000 SubLimit of Liability	$100,000
Media Content Insurance					$5,000,000 SubLimit of Liability	$100,000
Security & Privacy Liability					$5,000,000 SubLimit of Liability	$25,000
Regulatory Aciton					$3,000,000 SubLimit of Liability	$25,000
Network Interruption- 12 Hr Waiting Period					$5,000,000 SubLimit of Liability	$25,000
Excess Cyber E&O
$5mm x $5mm	7/12/2017	7/12/2018	Navigators Ins.	LA15MPL044172IV	$5,000,000 Aggregate Limit	Excess of $100,000	$20,000
					$5,000,000 Each Claim	Primary Deductible
Commercial Package
Bldg, Pers. Prop. EDP	6/1/2017	6/1/2018	Hartford Fire Ins.	16UUNBH8680	$2,970,000 Blanket Limit Personal Property	$2,500	$50,881
Special Causes of Loss Form					$ 500,000 Blanket Limit BI/EE
Replacement Cost					$ 500,000 Blanket BI/Loss of Utilities
Equipment Breakdown Included
Locations
#1 902 Broadway, NY NY
#2 1901 Avenue of the Stars, CA

EarthQuake - Location 1					$1,000,000 Policy Annual Aggregate Limit	$50,000

Flood - Location 1&2					$1,000,000 Policy Annual Aggregate Limit	$50,000

General Liability					$2,000,000 General Aggregate Limit
Gross Sales Premises/Product					$2,000,000 Products/Completed Aggregate Limit
Completed Operations					$1,000,000 Advertising Injury and Person Injury
$145,192,000					$1,000,000 Each Occurrence Limit
					$ 10,000 Medical Expenses Limit
					$300,000 Damage to Premises Rented to you

Employee Benefits Liability					$2,000,000 Aggregate Limit
Claims made					$1,000,000 Each Claim

Commercial Auto					$1,000,000 General Liability	$250 Comp/Coll
Hired/Non-Owned Autos Only					Hired Car Physical Damage limit $50,000	ACV
Foreign Package
General Liability	6/1/2017	6/1/2017	Hartford Int'l	16HIPZK7158	$2,000,000 General Aggregate Limit		$2,000
					$2,000,000 Products/Completed Aggregate Limit
					$1,000,000 Each Occurrence
					$1,000,000 Premise Damage Limit
					$1,000,000 Medical Expense Limit

Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010 Schedule of Insurance 2016 - 2018	USI Insurance Services LLC

	Effective	Expiration		Policy		Retention /	Annual
Coverage	Date	Date	Carrier	Number	Limits	Deducitbles	Premium

Employee Benefits Liability
					$1,000,000 Each Claim	$1,000 Per Claim
					$1,000,000 Annual Aggregate

Automobile					$1,000,000 CSL BI/PD Any One Accident
Hired & Non- Owned Autos					$50,000 CSL Any one Accident

Hired Autos Physical Damage					$50,000 Any One Policy Period
					$50,000 Each Accident
Medical Payments					$50,000 Each Accident

Employers Liability
Bodily Injury by Accident					$1,000,000 Each Accident
Bodily Injury by Disease					$1,000,000 Each Employee
Bodily Injury by Disease

Accidental Death & Dismemberment					$1,500,000 Aggregate
AD&D					$ 250,000 Principal Sum
Medical Expense					$ 25,000 Per Covered Person

Kidnap & Extortion
Extortion/Ransom Monies Payment					$ 250,000 Each Covered Loss No Aggregate
In Transit Extortion/Ransom monies loss					$ 250,000 Each Covered Loss No Aggregate
Expenses					$ 250,000 Each Covered Loss No Aggregate
Legal Cost					$ 250,000 Each Covered Loss No Aggregate
Commercial Umbrella
	6/1/2017	6/1/2018	Hartford Casualty	16RHUBH5773	$15,000,000 General Aggregate Limit	$10,000	$29,597
					$15,000,000 Each Occurrence Limit
Workers Compensation
Total Payroll $12,473,250	6/1/2017	6/1/2018	Hartford Group	16WEKZ0659	Statutory
					$1,000,000 Each Accident		$77,545
					$1,000,000 Disease per Employee
					$1,000,000 Disease Policy Limit
Crime
	2/18/2017	2/18/2018	National Union Fire	12295123	$2,000,000 Employee Theft	$20,000	$10,172
					$2,000,000 Forgery & Alterations	$20,000
					$2,000,000 Inside Money & Securities	$20,000
					$2,000,000 Inside Robbery or burglary	$20,000
					$2,000,000 Outside Premises	$20,000
					$2,000,000 Computer Fraud	$20,000
					$2,000,000 Funds Transfer Fraud	$20,000
					$2,000,000 Money Orders and Counterfeit Paper	$0

Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010 Schedule of Insurance 2016 - 2018	USI Insurance Services LLC

	Effective	Expiration		Policy		Retention /	Annual
Coverage	Date	Date	Carrier	Number	Limits	Deducitbles	Premium

Employment Practices Liability
	1/16/2017	1/16/2018	Admiral Insurance Co	1526276	$5,000,000 Aggregate Limit	$75,000	$31,399
Directors & Officers
1st $5mm	11/17/2017	11/17/2018	Argonaut Insurance	ML7601163	$5,000,000 Liability Limit	$150,000	$78,750
						other than a Secuirites Claim
Excess Directors & Officers
$5mm x $5mm	11/17/2017	11/17/2018	Allied World Nat.	3050858	$5,000,000 Liability Limit		$46,050
Excess Directors & Officers
$5mm x $10mm	11/17/2017	11/17/2018	XL Specialty	ELU147405	$5,000,000 Liability Limit		$40,425
Excess Directors & Officers
$5mm x $15mm	11/17/2017	11/17/2018	Berkley Insurance	18017041	$5,000,000 Liability Limit		$37,076
Excess Directors & Officers
$5mm x $20mm	11/17/2017	11/17/2018	Westchester Fire Ins.	G24337807	$5,000,000 Liability Limit		$32,750

*The policy descriptions and details contained herein are in the nature of summaries and should be considered neither as interpretations of insuring agreements nor as a full detail presentation.

For full details, terms, conditions, exclusions, and insuring agreements, reference should be made to the specific policies involved. USI Northeast, Inc does not profess or guarantee the adequacy of the amount(s) of insurance contained hereon.

Schedule 5.1 – Existing Indebtedness

Amounts outstanding under the Term Loan Agreement dated as February 28, 2013 among Cinedigm DC Holdings, LLC, the guarantors party thereto, the lenders party thereto, Prospect Capital Corporation and the related documents.

Amounts outstanding under the Credit Agreement dated as of October 18, 2011 (as amended from time to time) among Cinedigm Digital Funding 2, LLC, the lenders from time to time party thereto and Societe Generale, New York Branch, as Administrative Agent and related documents.

Amounts outstanding under the First Lien Credit Agreement;

Amounts outstanding under the Second Lien Loan Agreement;

Amounts outstanding under the Mezzanine Financing;

Capital Lease dated as of June 13, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $86,182;

Capital Lease received for acceptance as of September 30, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $1,393,291;

Capital Lease received for acceptance as of September 20, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $408,416; and

Limited Recourse Guaranty Agreement, dated as February 28, 2013 between the Borrower and Prospect Capital Corporation.

All other Indebtedness described on Schedule 3.18.

Schedule 5.2

Reference is made to the liens described on Schedule 3.18.

Schedule 5.3 Borrower Investments

The Borrower owns 85% of the membership interest of Con TV, LLC.

Limited Recourse Guaranty Agreement, dated as February 28, 2013 between the Borrower and Prospect Capital Corporation.

Exhibit A to Loan Agreement – Form of Assignment

Exhibit A – Form of Assignment

ASSIGNMENT AGREEMENT

Dated: ______ __, 20__

Reference is made to the Term Loan Agreement, dated as of December 29, 2017 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”), between Cinedigm Corp. (the “Borrower”) and Bison Entertainment and Media Group, as Lender. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

Bison Entertainment and Media Group (the “Assignor”) and [_____________] (the “Assignee”) agree as follows:

The Assignor acknowledges that upon receipt from Assignee of the sum of $[____________], the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, all of the Assignor’s interests, rights and obligations under the Loan Agreement, effective as of the Effective Date (such term being used herein as hereinafter defined), as follows; provided, however, it is expressly understood and agreed that (x) the Assignor is not assigning to the Assignee and the Assignor shall retain any and all amounts paid to the Assignor prior to the Effective Date and (y) both Assignor and Assignee shall be entitled to the benefits of Sections 8.3 and 8.4 of the Loan Agreement.

	Aggregate Amount of Loan for Lender*	Amount of Loan Assigned*	Percentage of Assigned Loan
Loan	$	$	100%

The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereby and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) shall attach the Notes, if any, held by it and if requested by the Assignee, shall request that the Borrower exchange the existing Notes for new Notes payable to the Assignee, in the respective amount(s) which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the date of trade and the Effective Date.

Exhibit A to Loan Agreement – Form of Assignment

The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.1 thereof (if such statements shall have theretofore been delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Loan Document; and (iv) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as the Lender.

The effective date for this Assignment Agreement shall be [________ ___], 20__ (the “Effective Date”).

Upon receipt of the consents required by the Loan Agreement, from and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and have the rights and obligations of the Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Documents (and if this Assignment Agreement covers all or the remaining portion of the Assignor’s rights and obligations under the Loan Documents, the Assignor shall cease to be a party thereto).

THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

This Assignment Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.

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Exhibit A to Loan Agreement – Form of Assignment

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective duly authorized officers.

Bison Entertainment and Media Group

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

CINEDIGM CORP., as Borrower

By:
Name:
Title:

Exhibit A to Loan Agreement – Form of Assignment

Exhibit B– Form of Note

PROMISSORY NOTE

Lender: Bison Entertainment and Media Group	New York, New York
Principal Amount: US $10,000,000.00	December 29, 2017

FOR VALUE RECEIVED, the undersigned, Cinedigm Corp. (the “Borrower”), hereby promises to pay to the each of Bison Entertainment and Media Group (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Loan (as defined in the Loan Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Loan Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date made until such principal amount is paid in full, payable at such times and at the interest rate set forth in Section 2.7 of the Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to the Lender to such account maintained by Lender in the United States of America or by such other means to such other address in the United States of America as the Lender shall have notified the Borrower in writing in immediately available funds.

This Note is entitled to the benefits of, the Term Loan Agreement, dated as of December 29, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Borrower and the Lender and the other Loan Documents executed in connection therewith. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

The Loan Agreement, among other things, (a) provides for the making of a Loan by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Loan Agreement, including Sections 1.4 (Interpretation), 8.11(a) (Submission to Jurisdiction) and 8.12 (Waiver of Jury Trial) thereof.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Exhibit B to Loan Agreement – Form of Note

Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Lender.

All notices, requests, consents and other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be sent to the address of the party and in the manner set forth in the Loan Agreement.

No failure or delay on the part of the Lender hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

In no event shall the amount paid or agreed to be paid to the Lender for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount which the Lender may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest.

Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

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Exhibit B to Loan Agreement – Form of Note

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

CINEDIGM CORP.,
as Borrower

By:
Name:
Title:

Exhibit B to Loan Agreement – Form of Note

Exhibit C

FORM OF WARRANT

Exhibit C to Loan Agreement – Form of Warrant

Issue Date: December 29, 2017

THE SECURITY REPRESENTED HEREBY OR THE SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

COMMON STOCK PURCHASE WARRANT

To Purchase 1,400,000 Shares of Class A Common Stock of

cinedigm corp.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Bison Entertainment and Media Group (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on December 29, 2022 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cinedigm Corp., a Delaware corporation (the “Company”), up to 1,400,000 shares (the “Warrant Shares”) of the Company’s Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions. As used in this Warrant, the following terms shall have the meanings set forth below:

(a)           “Board” means the Board of Directors of the Company.

(b)           “Fair Market Value” means the value determined (x) by the closing price of the Common Stock on the Nasdaq Global Market, or Trading Market on which the Common Stock is then listed for trading or quotation on the trading day preceding the date of the Notice of Exercise; (y) if the determination under (x) is unavailable, mutually by the Board and the Holder; or (z) if the determination under (y) is unavailable, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Holder) selected by mutual agreement between the Board and the Holder.

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(c)          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d)          “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(e)           “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system.

Section 2.              Exercise.

(a)           Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the notice of exercise, in the form annexed hereto (the “Notice of Exercise”) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased in the amount and manner specified in Section 2(b).

(b)          Exercise Price. The exercise price of the Common Stock under this Warrant shall be $1.80 (the “Exercise Price”), and is to be paid in cash by wire transfer or cashier’s check drawn on a United States bank.

(c)          Mechanics of Exercise.

(i)          Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon due exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)         Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, or, if applicable, by electronic delivery under the Direct Registration System operated by The Depository Trust Company, within three Trading Days from the receipt by the Company of all of the Notices of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Company has received all of the Notices of Exercise, this Warrant and the full Exercise Price for the Warrant Shares being purchased upon the exercise. The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

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(iii)        Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, within five Trading Days after the time of delivery of the certificate or certificates, or confirmation of electronic notation, representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)        Right to Rescind Exercise. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates, or confirmation of electronic notation, representing the Warrant Shares pursuant to this Section 2(d) by the second Trading Day immediately following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vi)        Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

(vii)       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.             Certain Adjustments.

(a)          Certain Adjustments. The number of Warrant Shares shall be subject to adjustment from time to time in certain cases as follows:

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(i)          In case the Company shall: (a) pay a dividend on the Common Stock in shares of its capital stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine the shares of its outstanding Common Stock into a smaller number of shares; or (d) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of its capital stock, then the remaining number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be proportionately adjusted so that the Holder of any portion of this Warrant thereafter exercised shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which such holder would have owned or have been entitled to receive after the happening of such event had this Warrant been exercised immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this Section 3(a)(i) shall become effective, retroactively, immediately after the record date, in the case of a stock dividend, and shall become effective immediately after the effective date in the in case of subdivision, combination or reclassification.

(ii)         In case the Company shall: (a) issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase for a consideration per share less than the fair market value per share of the Common Stock at the record date for such rights or warrants; or (b) issue or is deemed to have issued additional shares Common Stock, or other securities convertible into shares of Common Stock, for no consideration or a consideration per share less than the Fair Market Value per share of the Common Stock at the date of issuance of such additional shares of Common Stock (or in the case of issuance of Common Stock pursuant to stock options, warrants or other convertible securities, at the date of the grant or issuance of such options, warrants or other convertible security), then the number of Warrant Shares represented by the Warrant on such date shall be adjusted by multiplying it by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the record date for such rights or warrants or the date of issuance of such additional shares of Common Stock, as the case may be, plus the number of additional shares of Common Stock issuable or so issued; and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate consideration for such additional shares of Common Stock would purchase at the current fair market value of the Common Stock immediately prior to the record date of such rights or warrants or the date of issuance of such additional shares of Common Stock or other securities, as the case may be. Such adjustment shall be made whenever such rights, warrants, shares of Common Stock or other securities are issued, and, with respect to rights or warrants shall become effective, retroactively, immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(iii)        All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. The number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock on the date of measurement, not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

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(iv)        Notwithstanding any other provision of this Section 3, no change in the number of Warrant Shares shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last change in the number of Warrant Shares would change that number by more than 2%. However, once the cumulative effect would result in a 2% change, then the number of Warrant Shares shall be changed to reflect all adjustments called for by this paragraph and not previously made.

(v)         In the event that at any time, as a result of an adjustment made pursuant to Section 3(e)(i) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than its Common Stock, thereafter the number of such other shares so receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions Sections 3(e)(i) to (iv), inclusive, above.

(vi)        Except as otherwise provided for in this Section 3(a), no adjustment shall be made on any conversion for share distributions, dividends, including, without limitation, dividends in property distributions, theretofore declared and paid or payable on the Common Stock.

(vii)       Whenever the number of Warrant Shares is adjusted as herein provided, the Company shall file with its corporate records and send to the record holders of the Warrant a statement executed by an executive officer of the Company as to the new number of Warrant Shares, including the facts upon which such adjustment is based.

(b)          Notice to Holder. If (A) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined herein) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 3(c) is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrant.

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Section 4.              Transfer of Warrant.

(a)           Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrant in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion, if any, of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           New Warrant. This Warrant may be divided or combined with other Warrant upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrant are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrant in exchange for the Warrant or Warrant to be divided or combined in accordance with such notice.

(c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee provide evidence satisfactory to the Company, its reasonable discretion, that such transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.              Miscellaneous.

(a)           Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and the legal opinion required under Section 4(d), if required by the Company. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

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(b)           No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant, the Notice of Exercise and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)           Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. Except as, and to the extent, waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any other jurisdiction.

(g)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain a restrictive legend substantially in the following form:

The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144 pursuant to the Securities Act of 1933, as amended, or (iii) the COMPANY has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.

(h)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)            Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to Holder at its last address as it shall appear upon the Warrant Register of the Company.

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(j)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)          Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)         Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

CINEDIGM CORP.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	Cinedigm Corp.

(1)         The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank.

(3)         Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

[SIGNATURE OF HOLDER]

Name of Holder: __________________________________________________________________________________

Signature of Authorized Signatory of Holder: ____________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: __________________________

EIN / SSN of entity/person to whom Warrant Shares are to be issued: _________________________________________

ASSIGNMENT FORM

(To assign the foregoing note, execute

this form and supply required information.

Do not use this form to exercise the note.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________________________________, whose address is _______________________________________________________________________________________________ _____________________________________________________________________________.

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.